Exhibit 99.2

Loan and Security Agreement

by and among

DREAMS, INC.,

DREAMS FRANCHISE CORPORATION,

DREAMS PRODUCTS, INC.,

DREAMS RETAIL CORPORATION,

DREAMS PARAMUS, LLC,

DREAMS / PRO SPORTS, INC.,

FANSEDGE INCORPORATED,

RIOFOD, L.P.,

CAEFOD, L.P.,

SWFOD, L.P.,

STARSLIVE365, LLC,

365 LAS VEGAS, L.P., and

THE GREENE ORGANIZATION, INC.,

as “Borrowers”

and

REGIONS BANK

as the “Lender”

July 23, 2010

Page
1.	Definitions; Related Terms		- 1 -
	1.1	Certain UCC Terms	- 1 -
	1.2	Defined Terms	- 1 -
	1.3	Financial Terms	- 13 -
	1.4	Rules of Construction	- 13 -
2.	The Credit Facility		- 13 -
	2.1	The Commitment	- 13 -
	2.2	The Notes	- 13 -
	2.3	Interest	- 13 -
	2.4	Requesting New Loans	- 14 -
	2.5	Requests for Borrowings	- 15 -
	2.6	Excess Outstandings	- 15 -
	2.7	Repayment of Loans	- 15 -
	2.8	Additional Payment Provisions	- 16 -
	2.9	Lockboxes; Collections Accounts	- 16 -
	2.10	Letters of Credit	- 17 -
	2.11	Fees	- 18 -
	2.12	Statement of Account	- 18 -
	2.13	Termination	- 18 -
	2.14	USA PATRIOT Act Notice	- 19 -
3.	Security Agreement		- 19 -
	3.1	Security Interest	- 19 -
	3.2	Financing Statements; Fixture Filings; Power of Attorney	- 19 -
	3.3	Entry	- 20 -
	3.4	Other Rights	- 20 -
	3.5	Accounts	- 20 -
	3.6	Waiver of Marshaling	- 20 -
	3.7	Control; Further Assurances	- 20 -
4.	Conditions Precedent to Extensions of Credit		- 20 -
	4.1	Conditions Precedent to Initial Loans	- 20 -
	4.2	Conditions Precedent to Each Loan and Letter of Credit	- 23 -
5.	Representations and Warranties		- 23 -
	5.1	Valid Existence and Power	- 23 -
	5.2	Authority	- 23 -
	5.3	Financial Condition	- 24 -
	5.4	Litigation	- 24 -
	5.5	Agreements, Etc.	- 24 -
	5.6	Authorizations	- 24 -
	5.7	Title	- 24 -
	5.8	Collateral	- 24 -
	5.9	Jurisdiction of Organization; Location	- 25 -
	5.10	Taxes	- 25 -
	5.11	Labor Law Matters	- 25 -
	5.12	Accounts	- 25 -
	5.13	Judgment Liens	- 25 -
	5.14	Corporate Structure	- 26 -
	5.15	Deposit Accounts	- 26 -
	5.16	Environmental	- 26 -
	5.17	ERISA	- 26 -
	5.18	Investment Company Act	- 27 -
	5.19	Insider	- 27 -
	5.20	Sanctioned Persons; Sanctioned Countries	- 27 -
	5.21	Compliance with Covenants; No Default	- 27 -

i

(continued)

Page
	5.22	Full Disclosure	- 27 -
	5.23	Reserved	- 27 -
	5.24	Collateral Disclosure Certificates	- 27 -
	5.25	Operating and Capital Leases	- 27 -
6.	Affirmative Covenants of BorrowerS		- 27 -
	6.1	Use of Loan Proceeds	- 27 -
	6.2	Maintenance of Business and Properties	- 27 -
	6.3	Insurance	- 28 -
	6.4	Certain Notices	- 28 -
	6.5	Inspections of Books and Records and Field Examinations; Appraisals; Physical Inventories	- 28 -
	6.6	Financial Information	- 29 -
	6.7	Maintenance of Existence and Rights	- 30 -
	6.8	Payment of Taxes, Etc.	- 30 -
	6.9	Subordination	- 30 -
	6.10	Compliance; Hazardous Materials	- 31 -
	6.11	Further Assurances	- 31 -
	6.12	Covenants Regarding Collateral	- 31 -
7.	Negative Covenants of BorrowerS		- 32 -
	7.1	Debt	- 32 -
	7.2	Liens	- 32 -
	7.3	Restricted Payments; Payments on Subordinated Debt	- 33 -
	7.4	Loans and Other Investments	- 33 -
	7.5	Change in Business; Activities Covered by Insurance	- 33 -
	7.6	Accounts	- 34 -
	7.7	Transactions with Affiliates	- 34 -
	7.8	No Change in Name, Offices, or Jurisdiction of Organization; Removal of Collateral	- 34 -
	7.9	No Sale, Leaseback	- 34 -
	7.10	Margin Stock	- 34 -
	7.11	Tangible Collateral	- 34 -
	7.12	Subsidiaries	- 34 -
	7.13	Liquidation, Mergers, Consolidations, and Dispositions of Assets; Name and Good Standing	- 35 -
	7.14	Change of Fiscal Year or Accounting Methods	- 35 -
	7.15	Deposit Accounts; Exclusive Control	- 35 -
	7.16	Material Agreements	- 35 -
8.	Other Covenants of BorrowerS		- 35 -
	8.1	Definitions	- 35 -
	8.2	Financial Covenants	- 36 -
	8.3	Financial Covenants Determined in Accordance with GAAP	- 38 -
9.	Default		- 38 -
	9.1	Events of Default	- 38 -
	9.2	Remedies	- 40 -
	9.3	Receiver	- 40 -
	9.4	Deposits; Insurance	- 40 -
10.	Miscellaneous		- 40 -
	10.1	No Waiver, Remedies Cumulative	- 40 -
	10.2	Survival of Representations	- 41 -
	10.3	Indemnity By Borrowers; Expenses	- 41 -
	10.4	Notices	- 42 -
	10.5	Governing Law	- 42 -
	10.6	Successors and Assigns	- 42 -
	10.7	Counterparts; Telecopied Signatures	- 42 -

ii

(continued)

Page
10.8	No Usury	- 42 -
10.9	Powers	- 42 -
10.10	Approvals; Amendments	- 43 -
10.11	Participations and Assignments	- 43 -
10.12	Dealings with Multiple Borrowers	- 43 -
10.13	Waiver of Certain Defenses	- 43 -
10.14	Additional Provisions	- 43 -
10.15	Integration; Final Agreement	- 43 -
10.16	LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES	- 44 -
10.17	WAIVER OF JURY TRIAL	- 44 -
10.18	Submission to Jurisdiction; Venue	- 44 -
10.19	Credit Inquiries	- 44 -
10.20	Information	- 45 -
10.21	No Tax Advice	- 45 -

iii

EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A	-	Form of Revolving Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Collateral Disclosure Certificate
Exhibit T	-	Form of Telephone Instruction Letter
Exhibit 4.1	-	Form of Borrower’s Counsel’s Opinion
Exhibit 6.6(a)	-	Form of Borrowing Base Certificate
Exhibit 6.6(d)	-	Form of Compliance and No Default Certificate

SCHEDULES:

Schedule 5.3	-	Direct or Contingent Obligations and Liabilities
Schedule 5.4	-	Pending or Threatened Litigation
Schedule 5.8(b)	-	Insurance Policies
Schedule 5.14	-	Corporate Structure
Schedule 5.16	-	Environmental
Schedule 5.17	-	ERISA Plans
Schedule 5.25	-	Operating and Capital Leases
Schedule 7.1	-	Scheduled Permitted Debt
Schedule 7.2	-	Scheduled Permitted Liens
Schedule 7.7	-	Transactions with Affiliates
Schedule 7.16	-	Specified Material Agreements

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of July     , 2010, is by and among DREAMS, INC., a Utah corporation (“Parent”), DREAMS FRANCHISE CORPORATION, a California corporation (“Dreams Franchise”), DREAMS PRODUCTS, INC., a Utah corporation (“Dreams Products”), DREAMS RETAIL CORPORATION, a Florida corporation (“Dreams Retail”), DREAMS PARAMUS, LLC, a Florida limited liability company (“Dreams Paramus”), DREAMS / PRO SPORTS, INC., a Florida corporation (“Pro Sports”), FANSEDGE INCORPORATED, a Delaware corporation (“Fansedge”), RIOFOD, L.P., a Nevada limited partnership (“RIOFOD”), CAEFOD, L.P., a Nevada limited partnership (“CAEFOD”), SWFOD, L.P., a Nevada limited partnership (“SWFOD”), STARSLIVE365, LLC, a Nevada limited liability company (“StarsLive”), 365 LAS VEGAS, L.P., a Nevada limited partnership (“365 Las Vegas”), and THE GREENE ORGANIZATION, INC., a Florida corporation (“Greene Organization”; Parent, Dreams Franchise, Dreams Products, Dreams Retail, Dreams Paramus, Pro Sports, Fansedge, RIOFOD, CAEFOD, SWFOD, StarsLive, 365 Las Vegas, and Greene Organization are collectively referred to herein as “Borrowers” and individually as “Borrower”), and REGIONS BANK, an Alabama bank (together with its successors and assigns, “Lender”).

W I T N E S S E T H :

Each Borrower has requested that Lender make available a revolving credit facility to Borrowers, which facility shall be used by Borrowers to finance their mutual and collective enterprise. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower’s needs, Lender will, at the request of any Borrower, make loans to all Borrowers under the credit facilities on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lender, all to the mutual advantage of Borrowers. Lender’s willingness to extend credit to Borrowers and to administer each Borrower’s collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request in furtherance of Borrowers’ mutual and collective enterprise. Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrowers, the parties agree as follows:

1. DEFINITIONS; RELATED TERMS.

1.1 Certain UCC Terms. Any term used in this Agreement or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given to the term in the UCC, including, without limitation, Accession, Account Debtor, Chattel Paper, Account, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixture, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Supporting Obligation, and Tangible Chattel Paper.

1.2 Defined Terms. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.2. Certain terms relating to financial covenants are set forth in Section 8.

“Acceptable Depository Institution” means a bank or other financial institution that is reasonably acceptable to Lender.

“Accounts Payable Report” has the meaning given such term in Section 6.6(a).

“Accounts Receivable Report” has the meaning given such term in Section 6.6(a).

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly owning five percent (5%) or more of the Equity Interests of such Person or of which such Person owns five percent (5%) or more of such Equity Interests; (b) any other Person controlling, controlled by, or under common control with such Person; (c) any officer, director, or employee of such Person or any Affiliate of such Person; and (d) any family member or Affiliate of such Person.

“Applicable Margin” means as to any Revolving Loan, or portion thereof, that is a LIR Loan, 3.00%. If any Loans are converted to Base Rate Loans because of Section 2.3(g), then the Applicable Margin for such Base Rate Loans shall be 1.0% for Revolving Loans.

“Bank Products” means all bank, banking, financial, and other similar or related products and services, including, without limitation, (a) merchant card services, credit or stored value cards, and corporate purchasing cards; (b) cash management or related services, including, without limitation, the automated clearinghouse transfers of funds and any other ACH services, remote deposit capture services, account reconciliation services, lockbox services, depository and checking services, Deposit Accounts, securities accounts, controlled disbursement services, and wire transfer services; (c) bankers’ acceptances, drafts, Letters of Credit or letters of credit (and the issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (d) Hedge Agreements.

“Base Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus  1/2 of 1% and (b) the Prime Rate in effect on such day. If for any reason Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Lender to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based on the Base Rate. No Loan shall be a Base Rate Loan unless required or permitted by Section 2.3(g).

“Borrower Agent” has the meaning set forth in Section 10.12.

“Borrowing Base” means, on any date of determination, an amount equal to:

(a) up to 80% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the total amount of Eligible Accounts, plus

(b) the amount determined below for the period applicable to such date of determination, provided, that in no event shall advances made with respect to Memorabilia Inventory exceed the Memorabilia Inventory Sublimit Amount:

(i) for the period in any year beginning on September 1 and ending on and including December 31 of such year, the lesser of (I) up to 60% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the total cost of Eligible Inventory and (II) up to 85% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the NOLV of Eligible Inventory,

(ii) for the period in any year beginning on January 1 and ending on and including March 31 of such year, the lesser of (I) up to 50% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the total cost of Eligible Inventory and (II) up to 85% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the NOLV of Eligible Inventory,

(iii) for the period in any year beginning on April 1 and ending on and including May 31 of such year, the lesser of (I) up to 55% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the total cost of Eligible Inventory and (II) up to 92.5% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the NOLV of Eligible Inventory, and

(iv) for the period in any year beginning on June 1 and ending on and including August 31 of such year, the lesser of (I) up to 60% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the total cost of Eligible Inventory and (II) up to 100% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the NOLV of Eligible Inventory, minus

(c) any Reserves.

As used in this definition of “Borrowing Base,” the term “cost” shall mean the amount that is the lower of market or cost.

“Borrowing Base Certificate” has the meaning set forth in Section 6.6(a).

“Business Day” means any weekday on which Lender is open for business in Birmingham, Alabama, and Atlanta, Georgia, and (b) with respect to all matters relating to (including, without limitation, the making, continuation, or conversion of a Loan into a LIBOR Loan, the making of payments of principal or interest thereon, and the delivery and receipt of all requests and notices in respect (thereof) and the determination of the LIBOR Index Rate, any day that is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market. .

“Capital Expenditures” means, for any period, the aggregate cost of all capital assets acquired by Borrowers and their Subsidiaries during such period (including, without limitation, gross leases to be capitalized under GAAP and leasehold improvements), as determined in accordance with GAAP.

“Casey Debt Documents” means all documents, instruments or agreements now or hereafter evidencing or securing the payment of any of the Debt owed by any Borrower to Joseph Casey, III and/or Kim Casey.

“Closing Date” means the earliest date on which all of the conditions precedent in Section 4 of this Agreement are satisfied (or waived by Lender in accordance with the terms of this Agreement) and the initial extensions of credit are made under this Agreement.

“Collateral” means all property of each Borrower, wherever located and whether now owned by such Borrower or hereafter acquired, including but not limited to (a) all Inventory; (b) all General Intangibles; (c) all Accounts; (d) all Chattel Paper; (e) all Instruments and Documents and any other instrument or intangible representing payment for goods or services; (f) all Equipment; (g) all Investment Property; (h) all Commercial Tort Claims; (i) all Letter-of-Credit Rights; (j) all Deposit Accounts and funds on deposit therein, including but not limited to any Funding Account, Collections Account, and funds otherwise on deposit with or under the Control of Lender or its agents or correspondents; (k) all Fixtures; and (l) all parts, replacements, substitutions, profits, products, Accessions, cash and non-cash Proceeds, and Supporting Obligations of any of the foregoing (including, but not limited to, insurance proceeds) in any form and wherever located. Collateral also includes, without limitation, (x) all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto and (y) any other real or personal property as to which Lender, at any time of determination, has a Lien to secure the Obligations.

“Collateral Disclosure Certificate” means each certificate substantially in the form of Exhibit C, attached hereto and made a part hereof, executed and delivered by a Credit Party to Lender in accordance with or pursuant to the terms of this Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time to the extent permitted or required herein.

“Collections Account” means any Deposit Account maintained by a Borrower with Lender or an Acceptable Depository Institution to which collections, deposits, and other payments on or with respect to Collateral may be made pursuant to the terms hereof and to which only Lender shall have access to withdraw or otherwise direct the disposition of funds on deposit therein.

“Commitment” means the Revolving Loan Commitment.

“Compliance Certificate” has the meaning given such term in Section 6.6(d).

“Control” means, with respect to any asset, right, or property with respect to which a security interest therein is perfected by a secured party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that Lender has “control” of such asset, right, or property in accordance with the terms of Article 9 of the UCC.

“Credit Party” means each Borrower, each Guarantor, and each other Person obligated to Lender under any Loan Document.

“Debt” means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation, (a) all obligations for borrowed money or purchased assets; (b) obligations secured by assets whether or not any personal liability exists; (c) the capitalized amount of any capital or finance lease obligations; (d) the unfunded portion of pension or benefit plans or other similar liabilities; (e) obligations as a general partner; (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities; (g) obligations for deposits; and (h) obligations under Hedge Agreements.

“Default” means any event or circumstance which, upon satisfaction of any requirement for the giving of notice or the lapse of time, or the happening of any further condition, event, or act, would constitute an Event of Default.

“Default Rate” means, as of any date, a rate per annum that is equal to (a) in the case of each Loan outstanding on such date, two percent (2.00%) in excess of the rate otherwise applicable to such Loan on such date; (b) in the case of fees payable with respect to Letters of Credit, two percent (2.00%) in excess of the fees otherwise applicable to Letters of Credit; and (c) in the case of any other Obligations outstanding on such date, the Base Rate, plus two percent (2.00%); provided, however, that Obligations arising under any Hedge Agreement between a Borrower and Lender or any of Lender’s Affiliates shall bear interest at the rates and on the terms set forth in such Hedge Agreement.

“Deposit Account Control Agreement” shall mean each Deposit Account control agreement executed or to be executed by each Acceptable Depository Institution in favor of Lender as security for the Obligations.

“Dilution Percentage” means, for any period with respect to Borrowers, the percent equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

“Dilution Reserve” means, at any date, (i) the amount by which the Dilution Percentage exceeds seven and one-half percent (7.5%) multiplied by (ii) the Eligible Accounts on such date; provided, that the Dilution Reserve may be adjusted by Lender at any time in the exercise of its reasonable credit judgment.

“EBITDA” has the meaning given such term in Section 8.1.

“EBITDAR” has the meaning given such term in Section 8.1.

“Eligible Accounts” means, with respect to any Borrower, all of such Borrower’s Accounts (valued at the face amount of such invoice, minus the maximum discounts, credits, and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges, or late payment charges included in the amount invoiced) created or acquired by such Borrower and arising from the sale of Inventory in each case, in Borrowers’ ordinary course of business, but excluding (without duplication), Accounts:

(a) which are not denominated in U.S. dollars;

(b) which are not evidenced by a paper invoice or an electronic equivalent acceptable to Lender;

(c) over which Lender does not have a duly perfected, first-priority (and only) Lien or which, by contract, subrogation, mechanics’ lien laws, or otherwise, are subject to claims by a Borrower’s creditors or other third parties or which are owed by Account Debtors as to whom any creditor of a Borrower (including, without limitation, any bonding company) has lien or retainage rights;

(d) as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default;

(e) outstanding for longer than (i) ninety (90) days from original invoice date or (ii) sixty (60) days from the original due date, whichever is shorter;

(f) owed by any Account Debtor if more than twenty-five percent (25%) of the Accounts owed by such Account Debtor to Borrowers are deemed ineligible pursuant to clause (e);

(g) owed by any of Borrowers’ Affiliates;

(h) owed by any of Borrowers’ creditors, but only to the extent of Borrowers’ Debt to such creditors;

(i) which the Account Debtor disputes the liability therefor or are otherwise in dispute or are subject to any counterclaim, contra-account, volume rebate, cooperative advertising accrual, deposit, or offset, but only to the extent thereof,

(j) owing by any Account Debtor (and such Account Debtor’s Affiliates) whose aggregate Accounts exceed (i) with respect to Wal-Mart Stores, Inc., 20% of the total of Borrowers’ Accounts; (ii) with respect to Amazon.com Inc., 20% of the total of Borrowers’ Accounts; (iii) with respect to QVC, 20% of the total of Borrowers’ Accounts; (iv) with respect to J.C. Penney Company, Inc., 40% of the total of Borrowers’ Accounts; and (v) with respect to all other Account Debtors, 10% of the total of Borrowers’ Accounts, but only in each case to the extent of such excess;

(k) owing by any Account Debtor which is not Solvent or which is subject to any proceeding of the types described in Section 9.1(g) or (h);

(l) arising from a sale on a bill-and-hold, progress billing, guaranteed sale, sale-or-return, sale-on-approval, consignment, or similar basis or due from any credit or charge card company or any credit or charge card processor, servicer, or administrator;

(m) owed by an Account Debtor which (i) is a Sanctioned Person or (ii) is located outside of the United States of America, unless Lender, in its sole and absolute discretion, agrees to allow such Account to be an Eligible Account on terms and conditions satisfactory to Lender in its sole and absolute discretion;

(n) owed by the United States of America or any other Governmental Entity unless such Borrower shall have complied with all applicable Federal and state assignment of claims laws as required by Lender;

(o)(i) as to which the goods or services giving rise to such Account (A) have not been delivered or provided to, and accepted by, the Account Debtor, (B) are subject to repurchase or have been returned, rejected, repossessed, lost, or damaged, or (C) have not been completely performed, as applicable, or (ii) which do not represent a final sale;

(p) evidenced by a note or other Instrument or Chattel Paper or which have been reduced to judgment;

(q) as to which such Borrower or Lender, in its reasonable credit judgment, shall have determined the validity, collectibility, or amount thereof to be doubtful;

(r) owed by an Account Debtor which is located in a jurisdiction where such Borrower is required to qualify to transact business or to file reports, unless such Borrower has so qualified or filed; and

(s) which Lender deems, in its reasonable credit judgment, to be ineligible.

To the extent applicable, “Eligible Accounts” shall not include aged credit balances outstanding for longer than 90 days.

“Eligible Inventory” means all Inventory acquired by any Borrower in the ordinary course of its business as presently conducted consisting of raw materials and finished goods which Lender has determined in its reasonable credit judgment to be eligible for credit extensions hereunder, valued at the lower of cost or market on a first-in, first-out basis, but excluding, however, in any event, any such Inventory:

(a) over which Lender does not have a duly perfected, first-priority Lien or which is subject to any Lien other than (i) Lender’s Lien and (ii) any statutory Lien for ad valorem taxes which are not yet due and payable;

(b) as to which any representation, warranty, or covenant herein relating thereto shall be untrue, misleading, or in default; provided, however, that this clause (b) shall not (i) be deemed a waiver by Lender of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Lender to institute Reserves in connection therewith to the extent provided in this Agreement;

(c) which is not in good and saleable condition;

(d) which is on consignment (i.e., where such Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;

(e) which is on consignment (i.e., where such Borrower is the consignor) to any other Person;

(f) which constitutes aged, excess, returned, repossessed, damaged, defective, obsolete, or slow-moving goods, as determined by Lender in its reasonable credit judgment;

(g) which is subject to a negotiable Document;

(h) which is subject to any license or agreement with any Third Party that limits or restricts Borrower’s or Lender’s right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement);

(i) which is not located at a Permitted Location in the Continental U.S.;

(j) which is located at a Permitted Location with respect to which, if not owned and controlled by Borrower, Lender has not received from the Person owning, or in control of, such property a Third Party Agreement (unless a Reserve is imposed therefor in an amount determined by Lender in its reasonable credit judgment);

(k) constitutes Inventory-in-transit;

(l) consists of any packaging materials, supplies, catalogs, or promotional materials;

(m) constitutes work-in-process; or

(n) which Lender otherwise in its reasonable credit judgment deems to not be Eligible Inventory.

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect, in each case, as the same may be amended from time to time.

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, limited or general partnership interests, and limited liability company membership interests, whether voting or non-voting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Termination Event” means a “reportable event” as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA.

“Event of Default” has the meaning given such term in Section 9.1.

“Excess Availability” means, at any time of determination, the amount by which (a) the lesser of (i) the Borrowing Base and (ii) the Revolving Loan Commitment exceeds (b) the Working Capital Obligations.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama, time) for such day on such transactions received by Lender from 3 Federal Funds brokers of recognized standing selected by it in its discretion.

“Fiscal Month,” “Fiscal Quarter,” and “Fiscal Year” means each of Borrowers’ fiscal months, quarters, or years, as applicable.

“Fixed Charge Coverage Ratio” has the meaning given such term in Section 8.1.

“Foreign Subsidiary” means a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

“Funded Debt” has the meaning given such term in Section 8.1.

“Funding Account” means any Deposit Account maintained by any Borrower with Lender or an Acceptable Depository Institution for the purpose of depositing the proceeds of Loans.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“General Intangibles” has the meaning set forth in the UCC, and includes, without limitation, general intangibles of each Borrower, whether now owned or hereafter created or acquired by such Borrower, including, without limitation, all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operating manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of any of such Borrower’s Accounts by an Account Debtor, all rights to indemnification and all other intangible property of such Borrower of every kind and nature (other than Accounts).

“Governmental Entity” means any (a) court (whether in law or at equity or trial or appellate), tribunal, or arbitrator or arbitration proceeding and (b) any local, city, state, Federal, municipal or quasi-municipal, foreign, or international government or any subdivision, agency, authority, commission, bureau, branch, regulatory body, or other body thereof.

“Guarantor” means any Person now or hereafter guaranteeing, endorsing, acting as surety of, or otherwise becoming liable for any Obligations.

“Guaranty” means any guaranty of all or any Obligations now or hereafter executed and delivered by any Guarantor to Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Hedge Agreement” has the meaning for swap agreement as defined in 11 U.S.C. § 101, as in effect from time to time, or any successor statute, and includes, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement.

“IFRS” means the principles based set of standards, interpretations, and framework adopted and promulgated by the International Accounting Standards Board (IASB) and commonly known as International Financial Reporting Standards.

“Inventory Report” has the meaning given such term in Section 6.6(a).

“Item” means any “item” as defined in Section 4-104 of the UCC, and shall also mean and include, without limitation, checks, drafts, money orders or other media of payment.

“Johnson Debt Documents” means all documents, instruments or agreements now or hereafter evidencing or securing the payment of any of the Debt owed by any Borrower to George Johnson.

“Jurisdiction” means the State of Georgia.

“LC Obligations” means, at any time of determination, the aggregate undrawn and unreimbursed amounts under all Letters of Credit.

“Letter of Credit” means a letter of credit issued by Lender for the account of a Borrower as provided in Section 2.1(a) and 2.10.

“LIBOR” means a per annum rate equal to the rate per annum offered by prime banks in the London interbank eurodollar market for deposits in United States dollars in an amount comparable to the Loan for which such rate is being determined and for a period equal to the interest period applicable thereto, all as determined by Lender with reference to the financial information reporting service used by Lender at the time of such determination. Each calculation by Lender of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Index Rate” means, for any LIR Loan and at any time of determination, a per annum rate equal to LIBOR determined with respect to an interest period of one month. The LIBOR Index Rate shall be determined monthly on the first Business Day of each calendar month and shall be increased or decreased, as applicable, automatically and without notice to any Person on the date of each such determination. Upon Borrower Agent’s request from time to time, Lender will quote the current LIBOR Index Rate to Borrowers.

“LIBOR Reserve Requirements” means the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System).

“LIR Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based on the LIBOR Index Rate.

“Lien” means any lien (statutory or otherwise), mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security interest, trust arrangement, security deed, financing lease, collateral assignment, encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment or performance of any obligation, whether arising by agreement or under any statute or law or otherwise.

“Loans” means the Revolving Loans.

“Loan Documents” means this Agreement and each other now existing or hereafter arising document, agreement, or instrument evidencing, describing, guaranteeing, or securing the Obligations or delivered in connection with this Agreement (but excluding any Hedge Agreement between any Borrower and Lender or any of its Affiliates), including, without limitation, each Security Agreement, Note, Guaranty, Deposit Account Control Agreement, Notice of Borrowing, Collateral Disclosure Certificate, Borrowing Base Certificate, and UCC financing statement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Loss” has the meaning given such term in Section 6.3.

“Material Adverse Effect” means any (a) material adverse effect upon the validity, performance, or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby; (b) material adverse effect upon the properties, operations, business, or condition (financial or otherwise) of any Credit Party; (c) material adverse effect upon the ability of any Credit Party to fulfill any obligation under any of the Loan Documents; or (d) material adverse effect on the Collateral.

“Material Agreement” means an agreement to which any Credit Party is a party (other than the Loan Documents) and (a) which would, as to such Credit Party, constitute a material contract in accordance with Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933 or (b) for which breach, termination, cancellation, nonperformance, or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Memorabilia Inventory” means Inventory that Lender determines constitutes memorabilia in its reasonable credit judgment, which shall in any event include any Inventory of a type that historically has been or reasonably would have been sold under Borrowers’ “Mounted Memories”, “Field of Dreams” or “The Greene Organization” product lines, as such product lines have been historically maintained on and prior to the Closing Date.

“Memorabilia Inventory Sublimit Amount” means availability from Memorabilia Inventory in an amount limited to:

(a)	during the period beginning on June 1, 2010 and ending on and including December 31, 2010, $9,000,000,

(b)	during the period beginning on January 1, 2011 and ending on and including May 31, 2011, $8,000,000,

(c)	during the period beginning on June 1, 2011 and ending on and including December 31, 2011, $7,500,000,

(d)	during the period beginning on January 1, 2012 and ending on and including May 31, 2012, $7,000,000,

(e)	during the period beginning on June 1, 2012 and ending on and including December 31, 2012, $6,500,000 and

(f)	during the period beginning on January 1, 2013 and ending on and including May 31, 2013, $6,000,000.

“NOLV” means, as to any property, the expected dollar amount as a percentage of cost to be realized at an orderly negotiated sale of such property, net of operating expenses, liquidation expenses, and commissions, as determined by Lender from time to time based on the most recent Qualified Appraisal of such property.

“Net Proceeds” means, with respect to the disposition of any property, (a) the proceeds (including, without limitation, cash receivable (when received) by way of deferred payment) received by any Borrower in cash from the sale, lease, transfer, or other disposition of such property, including, without limitation, insurance proceeds and awards of compensation received with respect to any Loss affecting all or part of such property, minus (b) (i) the reasonable and customary costs and expenses of such sale, lease, transfer, or other disposition (including, without limitation, legal fees and sales commissions) not to exceed ten percent (10%) of the total purchase price; (ii) amounts applied to repayment of Debt for borrowed money (other than the Obligations) secured by a Permitted Lien on such property which is senior to Lender’s Liens; and (iii) in connection with any sale of such property, a reasonable reserve (not to exceed five percent (5%) of the total purchase price) for post-closing adjustments to the purchase price (provided that upon the expiration of one hundred eighty (180) days after the sale, any remaining reserve balance shall constitute Net Proceeds).

“Notes” shall mean the Revolving Note and any other promissory note now or hereafter evidencing any Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Notice of Borrowing” means each written request for a Revolving Loan substantially in the form of Exhibit B, attached hereto and made a part hereof.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Obligations” means all obligations and covenants now or hereafter from time to time owed to Lender or any Affiliate of Lender by any Borrower, whether related or unrelated to the Loans, this Agreement, or the Loan Documents, including, without limitation or duplication, (a) the Loans; (b) the LC Obligations; (c) all fees, charges, interest, commissions, expenses, obligations, and liabilities arising from, related to, or on account of any Bank Products issued to, accepted for or on behalf of, used by, or provided to or on behalf of such Borrower or any of its Subsidiaries by Lender or any Affiliate of Lender, including, without limitation, (i) all existing and future obligations under any Letters of Credit and (ii) all existing and future obligations under any Hedge Agreements between such Borrower and Lender or any of its Affiliates whenever executed (including, without limitation, obligations under Hedge Agreements entered into prior to any transfer or sale of Lender’s or such Affiliate’s interests hereunder if Lender or such Affiliate ceases to be a party hereto); and (d) all other amounts now owed or hereafter from time to time owed under the terms of this Agreement and the other Loan Documents, or arising out of the transactions described herein or therein, including, without limitation, principal, interest, commissions, fees (including, without limitation, reasonable attorneys’ fees), charges, costs, expenses, and all amounts due or from time to time becoming due under the indemnification and reimbursement provisions of this Agreement and the other Loan Documents (including, without limitation, Section 10.3), together, in each of the foregoing cases in this definition, with all interest accruing thereon, including, without limitation, any interest on pre-petition Debt accruing after bankruptcy (whether or not allowable in such bankruptcy), and whether any of the foregoing amounts are now due or from time to time hereafter become due, are direct or indirect, or are certain or contingent, and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Permitted Debt” has the meaning set forth in Section 7.1 hereof.

“Permitted Liens” has the meaning set forth in Section 7.2 hereof.

“Permitted Location” means (a) any location on the Closing Date described on Schedule 2 or Schedule 8 of the Collateral Disclosure Certificate and (b) any location as to which Borrowers shall have provided written notice to Lender and Lender shall have consented in writing to such location’s being a “Permitted Location.”

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

“Plan” means any employee benefit plan or other plan maintained for employees of Borrowers or any Subsidiary and covered by Title IV of ERISA.

“Prime Rate” means that rate announced by Lender from time to time as its prime rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below its prime rate, and each Borrower acknowledges that Lender’s prime rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

“Projections” means, for any period and as to such period, Borrowers’ and their Subsidiaries’ forecasted consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) Borrowing Base availability calculations, all prepared on a month-by-month basis and on a basis consistent with Borrowers’ and their Subsidiaries’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Properly Contested” means, in the case of any Debt of any Credit Party (including, without limitation, any taxes) which is not paid when due or payable by reason of such Credit Party’s bona fide dispute over its liability therefor or the amount thereof, (a) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Credit Party has established appropriate reserves in accordance with GAAP; (c) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any of such Credit Party’s assets; (d) no Lien is imposed upon any of such Credit Party’s assets with respect to such Debt unless such Lien is at all times subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable law) and enforcement of such Lien is stayed pending the final resolution or disposition of such dispute; (e) if the Debt results from, or is determined by the entry, rendition, or issuance against such Credit Party or any of its assets of a judgment, writ, order, or decree, enforcement of such judgment, writ, order, or decree is stayed pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled, or determined adversely (in whole or in part) to such Credit Party, such Credit Party forthwith pays such Debt and all penalties, interest, and other amounts due in connection therewith. Only that portion of the Debt which is in dispute may be Properly Contested.

“Qualified Appraisal” means an appraisal conducted in a manner and with such scope and using such methods as are acceptable to Lender by an appraiser selected by, or acceptable to, Lender, the results of which are acceptable to Lender in all respects.

“Regulated Materials” means any hazardous, toxic, or dangerous waste, substance, or material, the generation, handling, storage, disposal, treatment, or emission of which is subject to any Environmental Law.

“Reserves” means reserves in such amounts as may be required by Lender at any time and from time to time in Lender’s reasonable credit judgment, including, without limitation, the Dilution Reserve and reserves for obligations under Hedge Agreements.

“Restricted Payment” means (a) any cash dividend or other cash distribution, direct or indirect, on account of any Equity Interests issued by any Borrower or any of their Subsidiaries, as the case may be, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests issued by any Borrower or any of its Subsidiaries now or hereafter outstanding by any Borrower or any of their Subsidiaries, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such other shares or units of the same class of Equity Interests or any class of Equity Interests which are junior to that class of Equity Interests, or (c) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests issued by any Borrower or any of its Subsidiaries now or hereafter outstanding.

“Revolving Loan Commitment” means the commitment of Lender, subject to the terms and conditions herein, to make Revolving Loans and issue Letters of Credit in accordance with the provisions of Section 2 in an aggregate amount not to exceed $20,000,000 at any one time.

“Revolving Loan” means a loan made by Lender pursuant to Section 2.1(a).

“Revolving Note” has the meaning set forth in Section 2.2(a).

“Sanctioned Country” means a country subject to the sanctions programs identified on the list maintained by OFAC and available at the following website or as otherwise published from time to time: http://www.treas.gov/offices/enforcement/ofac/programs/.

“Sanctioned Person” means (a) any Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, (b) any agency, authority, or subdivision of the government of a Sanctioned Country, (c) any Person or organization controlled by a Sanctioned Country, or (d) any Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Schwartz Debt Documents” means all documents, instruments or agreements now or hereafter evidencing or securing the payment of any of the Debt owed by any Borrower to any of Brian Schwartz, Kevin Schwartz, Joel Schwartz, Mark Schwartz and/or Marlene Schwartz.

“Schwartz Put Option” means the put option set forth in the Schwartz Debt Documents.

“Security Agreement” means this Agreement as it relates to a security interest in the Collateral, and any other mortgage instrument, deed of trust, pledge agreement, life insurance assignment, security agreement, or similar agreement or instrument now or hereafter executed by any Credit Party or other Person granting Lender a Lien in any property to secure the Obligations.

“Senior Officer” means, as to any Credit Party, the chairman of the board of directors, the chief executive officer, chief financial officer, chief legal officer, manager (with respect to any manager-managed limited liability company), or president of such Credit Party.

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its Debts as they mature, and has assets having a value greater than its liabilities, at fair valuation.

“Subordinated Debt” means any Debt (other than trade Debt incurred in the ordinary course of business) payable by any Borrower or a Subsidiary which is subordinate in right of payment and Lien priority to the Obligations and Lender’s Lien on the Collateral pursuant to a Subordination Agreement in form and substance satisfactory to Lender.

“Subordination Agreement” means each subordination agreement in form and substance satisfactory to Lender that is from time to time entered into among Lender, any Borrower and any holder of Subordinated Debt, including, without limitation, Debt evidenced by the Schwartz Debt Documents, the Johnson Debt Documents (unless a reserve is established by Lender under this Agreement with respect all or such portion of the Debt owing under such documents as may be determined by Lender from time to time), and the Casey Debt Documents.

“Subsidiary” means, as to any Person, (a) any other Person of which more than 50% of the Equity Interests issued by such other Person are directly or indirectly owned or effectively controlled by such Person or (b) any other Person of which such Person is a general partner. Any unqualified reference to “Subsidiary” shall be deemed a reference to all Subsidiaries of all Borrowers (if any), unless the context requires otherwise.

“Telephone Instruction Letter” means a telephone instruction letter substantially in the form of Exhibit T, attached hereto and made a part hereof.

“Term” means the period from and including the Closing Date to but not including the Termination Date.

“Termination Date” means the earliest to occur of (a) July 23, 2013; (b) the date on which Borrowers terminate this Agreement and the Commitment pursuant to Section 2.13; and (c) the date on which Lender terminates its Commitment pursuant to Section 9.2(a) hereof.

“Third Party” means (a) any lessor, mortgagee, mechanic or repairman, warehouse operator, processor, packager, consignee, or other third party which may have possession of any Collateral or lienholders’ enforcement rights against any Collateral or (b) any licensor whose rights in or with respect to any intellectual property or Collateral limit or restrict or may, in Lender’s determination, limit or restrict any Borrower’s or Lender’s right to sell or otherwise dispose of such Collateral.

“Third Party Agreement” means an agreement in form and substance satisfactory to Lender pursuant to which a Third Party, as applicable and as required by Lender, (i) waives or subordinates in favor of Lender any Liens such Third Party may have in and to any Collateral; (ii) grants Lender access to the Collateral which may be located on such Third Party’s premises or in the custody, care, or possession of such Third Party for purposes of allowing Lender to inspect, repossess, sell, or otherwise exercise its rights under the Loan Documents with respect to such Collateral; (iii) authorizes Lender to complete the manufacture of work-in-process (if the manufacturing of such Goods requires the use or exploitation of a Third Party’s intellectual property); (iv) authorizes Lender to dispose of Collateral bearing or consisting of, in whole or in part, such Third Party’s intellectual property; or (v) agrees to terms regarding Collateral held on consignment by such Third Party, in each case containing terms acceptable to Lender and as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Type” means, with respect to a Loan, whether such Loan is a LIR Loan or, if required or permitted by Section 2.3(g), a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the Jurisdiction or, when the laws of any other state govern the method or manner of the perfection or enforcement of any Lien in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such other state.

“U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Working Capital Obligations” means the sum of (a) the aggregate principal amount of all Revolving Loans and (b) the LC Obligations.

1.3 Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

1.4 Rules of Construction. Each reference in this Agreement to one or more of the Borrowers shall be deemed a reference to all Borrowers.

2. THE CREDIT FACILITY.

2.1 The Commitment.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Revolving Loans to each Borrower and issue Letters of Credit on each Borrower’s account from time to time during the Term. Lender shall have no obligation to make any Revolving Loan or issue any Letter of Credit if doing so would, after giving effect thereto, cause the Working Capital Obligations to exceed the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base. Within the foregoing limit and subject to the terms and conditions of this Agreement, Borrowers may borrow, repay, and reborrow the principal amount of the Revolving Loans at any time during the Term. Borrowers shall use the proceeds of the Revolving Loans only to refinance Borrowers’ existing credit facility and for Borrowers’ working capital and general corporate purposes.

2.2 The Notes.

(a) Revolving Note. On the Closing Date, each Borrower shall execute and deliver to Lender a promissory note in the form of Exhibit A, attached hereto and made a part hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Revolving Note”), which Revolving Note, together with Lender’s records, shall evidence the Revolving Loans and interest accruing thereon.

2.3 Interest.

(a) Types of Loans. No Loan shall be a Base Rate Loan unless required by the terms of Section 2.3(g). Subject to the terms and conditions of this Agreement, the Revolving Loans may be LIR Loans. Unless otherwise provided in a written request for a Loan or as provided in Section 2.3(g), all Loans shall be made and maintained as LIR Loans.

(b) Agreement to Pay Interest. Borrowers agree to pay interest on all unpaid principal amounts of the Loans from the respective date each such Loan is made until such Loan is paid (whether at stated maturity, upon acceleration, or otherwise) at the rates of interest and at the times set forth in this Agreement.

(c) Interest Rate. All LIR Loans shall bear interest at a rate per annum equal to the sum of the LIBOR Index Rate plus the Applicable Margin. If any Loan is converted into a Base Rate Loan because of Section 2.3(g), such Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(d) All interest on any Loan and on all other Obligations shall be calculated on the presumed basis of a year of 360 days, for the actual number of days elapsed.

(e) Adjustment of Interest Rate. The rate of interest on any LIR Loan shall be adjusted as provided in the definition of “LIBOR Index Rate,” subject to Section 2.3(g). If any Loan is converted into a Base Rate Loan because of Section 2.3(g), the rate of interest on such Base Rate Loan shall be adjusted automatically and without notice on and as of the date of any change in the Base Rate.

(f) Default Rate. At Lender’s option, during the existence of any Event of Default, the principal amount of all Obligations (other than Obligations arising under Hedge Agreements between any Borrower and Lender or any of its Affiliates) shall bear interest at the Default Rate. In any event, the Default Rate shall automatically and without notice to any Person apply from the time the Obligations have become due and payable under Section 9.2 (whether because of Lender’s exercising its right to accelerate the Obligations under Section 9.2 or because the Obligations have automatically become due and payable under Section 9.2) until the Obligations or any judgment thereon are paid in full.

(g) Automatic Conversion to Base Rate. Any provision of this Agreement to the contrary notwithstanding, if Lender should at any time determine that (i) it is not reasonably possible to determine LIBOR or the LIBOR Index Rate, (ii) LIBOR or the LIBOR Index Rate is no longer available, (iii) it is no longer lawful for Lender to make Loans at any rate based on LIBOR or the LIBOR Index Rate, or (iv) a Default or Event of Default exists and Lender shall so elect, then, in each case, (A) all affected LIR Loans shall automatically and without notice be converted into Base Rate Loans and (B) all obligations of Lender to make LIR Loans shall cease until such time as Lender shall have determined that it is able to determine LIBOR or the LIBOR Index Rate, such illegality shall be reversed, or such Event of Default shall have been waived or cured, as applicable.

(h) Opening LIBOR Index Rate. The LIBOR Index Rate on the date hereof is 0.32875% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms (but on a 360-day basis), is, subject to Section 2.3(c), 3.32875% per annum with respect to any portion of the Revolving Loans bearing interest as a LIR Loan.

2.4 Requesting New Loans.

(a) Revolving Loans. Revolving Loans shall be deemed requested pursuant to the following clauses (i) and (ii) or requested pursuant to the following clause (iii).

(i) Subject to Section 2.4(b), the becoming due of any Obligation (whether as principal, accrued interest, fees, or other charges owed to Lender or any Affiliate of Lender) shall in all respects constitute Borrowers’ irrevocable request for a Revolving Loan in an amount equal to such Obligations, and Lender may make such Revolving Loan and apply the proceeds thereof to the payment of such Obligations.

(ii) Subject to Section 2.4(b), the presentment for payment of any instrument drawn on, or request for any wire or other transfer from, a Funding Account at a time when there are insufficient funds in such account to cover such instrument shall in all respects constitute Borrowers’ irrevocable request for a Revolving Loan in an amount equal to the amount payable on such instrument to be made by Lender, and Lender may make such Revolving Loan and apply the proceeds thereof to such Funding Account for payment of such instrument or transfer.

(iii) For all other Revolving Loans, Borrower Agent shall provide Lender a request in accordance with Section 2.5.

(b) Provisions Regarding Deemed Requests for Revolving Loans. Lender shall have no obligation to honor any deemed request for a Revolving Loan under Sections 2.4(a)(i) or (ii), if (i) such request is deemed made after the Termination Date, (ii) doing so would cause the Working Capital Obligations to exceed the lesser of the Revolving Loan Commitment and the Borrowing Base, or (iii) Lender determines that any condition precedent in Section 4.2 hereof or any other condition precedent to the making of such Loan is not then satisfied or will not be satisfied when such Loan is to be made; provided, Lender may make such Revolving Loan in its sole and absolute discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default which may then exist or arise from the making of such Revolving Loan. Lender may make Revolving Loans under Sections 2.4(a)(i) and (ii) without Borrower Agent’s having submitted a request (whether telephonic or in writing) therefor. Subject to Section 2.3(g), all Revolving Loans made pursuant to Sections 2.4(a)(i) and (ii) shall be made as LIR Loans.

2.5 Requests for Borrowings.

(a) Making Requests for New Loans. Each request for the making of a new Revolving Loan may be made telephonically; provided, however, that Lender, in its sole discretion, may from time to time require each such request to be in writing. If Lender requires Borrowers to make a request for a new Revolving Loan, Borrower Agent shall submit a Notice of Borrowing therefor. Each request (whether telephonic or in writing) shall specify (i) the date for the making of the applicable Loan, which date must be a Business Day; (ii) the principal amount of the applicable Loan to be made; (iii) for any new Loan, the Type of Loan to be made; (iv) for any new Loan, lawful instructions for the disbursement of the proceeds of such Loan (provided that, if such instructions are not included, the proceeds will be deposited into a Funding Account); (v) for any new Revolving Loan, if requested by Lender, a written calculation of the Borrowing Base and a reconciliation of such Borrowing Base to the previous Borrowing Base or request for a Revolving Loan; and (vi) such other information Lender may require from time to time.

(b) Timing and Acceptance of Requests. Requests made under this Section 2.5 (whether telephonic or in writing) are irrevocable. Requests under this Section 2.5 which Lender receives after 11:00 a.m. (Birmingham, Alabama, time) shall be deemed received on the next Business Day. Lender’s acceptance of a request for the making of a new Loan under this Section 2.5 shall be indicated by its making the Loan requested. With respect to Revolving Loans which are to be LIR Loans or, if required or permitted under Section 2.3(g), Base Rate Loans, Lender shall make such Revolving Loans in immediately available funds on the same Business Day it receives or is deemed to have received the request therefor.

2.6 Excess Outstandings. Any provision of this Agreement to the contrary notwithstanding, Lender may, in its sole and absolute discretion, make or permit to remain outstanding Revolving Loans which are causing or would cause the Working Capital Obligations to exceed the Revolving Loan Commitment or the Borrowing Base, and all such excess amounts shall (i) be part of the Obligations evidenced by the Revolving Note, (ii) bear interest as provided herein, (iii) be payable ON DEMAND, (iv) be secured by the Collateral, and (v) be entitled to all rights and security as provided under the Loan Documents.

2.7 Repayment of Loans.

(a) Repayment of Obligations Generally. Borrowers jointly and severally shall pay all outstanding principal amounts and accrued interest under the Notes in accordance with the terms of such Notes and this Agreement.

(b) Repayment of Revolving Loans.

(i) Borrowers jointly and severally shall immediately repay the principal amount of the Revolving Loans with the proceeds of any Collateral; provided, however, that, to the extent Lender receives and applies such proceeds in the manner described in, and in accordance with, Section 2.9, Borrowers’ payment obligation under this Section 2.7(b)(i) shall be satisfied with respect to such proceeds. All payments made pursuant to this subsection shall be applied in the manner set forth in Section 2.9. All outstanding principal of the Revolving Loans shall be due and payable on the Termination Date.

(ii) Interest accrued on the Revolving Loans shall be due and payable, in arrears, on (A) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month whether a Base Rate Loan or a LIR Loan; and (B) on the Termination Date.

2.8 Additional Payment Provisions.

(a) Payment of Other Obligations. Borrowers shall pay Lender the balance of the Obligations under the Loan Documents requiring the payment of money on the terms set forth in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

(b) Authorization to Debit. In addition to Lender’s right to make a deemed Revolving Loan under Section 2.4(a), Lender may, without notice to, or the consent of, any Borrower, debit any Funding Account, Collections Account, other Deposit Account, or other account over which Lender has Control and apply such amounts to the payment of Obligations which are then due and payable.

(c) Time and Location of Payment. Except for payments made pursuant to Sections 2.9 and 2.4(a)(i), Borrowers shall make each payment of principal of and interest and other Obligations which are due and payable not later than 12:00 noon (Birmingham, Alabama, time) on the date due, without set-off, counterclaim, or other deduction, in immediately available funds to Lender at its address referred to in Section 10.4. If any payment of any Obligations shall be due on a day which is not a Business Day, such payment shall be due and payable the next Business Day, and interest shall accrue during such time.

(d) Excess Over Borrowing Base. At any time the Working Capital Obligations exceed the Borrowing Base, Borrowers shall immediately pay the amount of such excess to Lender.

(e) Hedge Agreements Are Independent. Prepayment of any Loans shall not affect Borrowers’ obligation to continue making payments under any Hedge Agreement between any Borrower and Lender or any of its Affiliates, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedge Agreement.

(f) Capital Requirements; Increased Costs. If (i) the introduction of, or any change in, or in the interpretation of, any applicable law or (ii) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by Lender or any Person controlling Lender as a consequence of, or with reference to, the Revolving Loan Commitment and other commitments of this type, below the rate which Lender or such other Person could have achieved but for such introduction, change, or compliance, then within five (5) Business Days after Lender’s written demand therefor, Borrowers shall pay Lender from time to time as specified by Lender additional amounts sufficient to compensate Lender or such other Person for such reduction. Lender’s accounting of such amounts submitted in writing to Borrowers shall be presumed conclusive absent manifest error. If there is any change in the LIBOR Reserve Requirements, then Borrowers shall, from time to time upon demand by Lender, pay to Lender such additional amounts as Lender may deem necessary to compensate Lender for any increased costs resulting from such change. Borrowers agree that Lender’s determination of such additional amounts and increased costs will be made in Lender’s sole discretion and shall be conclusive absent manifest error.

2.9 Lockboxes; Collections Accounts.

(a) Establishment of Lockboxes. Borrowers shall, within thirty (30) days after the Closing Date, (i) establish and thereafter maintain one or more lockboxes with Lender under Lender’s control and (ii) contemporaneously therewith, direct all of its Account Debtors to make payments to such lockboxes (or, if made by wire or other transfer, to a Collections Account).

(b) Collections Accounts. To the extent not delivered directly to a lockbox, all Items or funds received by any Borrower in respect of Accounts or the sale of Inventory or as Net Proceeds of other Collateral shall be held by such Borrower in trust for Lender, and Borrowers shall use commercially reasonable efforts to not commingle such items or funds with such Borrower’s funds, and shall be deposited promptly by such Borrower into a Collections Account or forwarded to Lender in the form received. All such Items and funds shall be the exclusive property of Lender upon the earlier of the receipt thereof by Lender or by such Borrower. With respect to those lockboxes established and maintained by Borrowers with Lender, Lender shall process all Items received into each such lockbox and deposit such Items into the applicable Borrower’s Collections Account maintained with Lender. With respect to those lockboxes established and maintained with an Acceptable Depository Institution, Borrowers shall instruct each such Acceptable Depository Institution to promptly process all Items received into each such lockbox and to transfer to Lender all monies in respect of such Items not later than the next Business Day for application to the Obligations in the same manner as Items or funds deposited in a Collections Account maintained with Lender. Subject to Section 2.9(c), Lender shall apply available balances from any Item or funds deposited into a Collections Account to the payment of Obligations in whatever order Lender shall determine.

(c) Chargebacks. No payment item received by Lender shall constitute payment to Lender until such item is actually collected by Lender and credited to the Collections Account; provided, however, that Lender shall have the right to charge back to the Collections Account (or any other account of any Borrower maintained with Lender) an Item which is returned for inability to collect, plus accrued interest during the period of Lender’s provisional credit for such item prior to receiving notice of dishonor.

(d) Power of Attorney; Security Interest; Applicable Fees. Each Borrower hereby irrevocably appoints Lender (and any Person designated by Lender) as such Borrower’s attorney-in-fact to indorse such Borrower’s name on any Items which come into Lender’s possession or control, this power being coupled with an interest is irrevocable so long as any of the Obligations remain outstanding. Such indorsement by Lender under such power of attorney shall, for all purposes, be deemed to have been made by such Borrower (prior to any subsequent indorsement by Lender) in negotiation of the Item. In addition to the security interest granted Lender in Section 3, each Borrower hereby grants Lender a security interest in and to all Items, funds, and balances held in any lockbox, any Funding Account, and any Collections Account, in each case as Collateral for the Obligations. Borrowers shall pay all of Lender’s standard fees and charges in connection with any lockboxes, Funding Accounts, and Collections Accounts and the processing of Items and other transactions relating thereto, as such fees and charges may change from time to time.

2.10 Letters of Credit.

(a) Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, Lender shall from time to time issue, extend, or renew Letters of Credit for the account of Borrowers and their Subsidiaries; provided that (i) Borrower Agent shall have given Lender not less than five (5) Business Days’ written notice thereof; (ii) Lender shall have no obligation to issue any Letter of Credit, if (A) doing so would cause (1) the Working Capital Obligations to exceed the lesser of the Borrowing Base and the Revolving Loan Commitment or (2) the LC Obligations to exceed $2,000,000 or (B) the expiration date of such requested Letter of Credit would occur after the date specified in clause (a) of the definition of Termination Date; and (iii) all other conditions precedent to the issuance of each such Letter or Credit set forth in this Agreement shall have been satisfied or waived in writing by Lender. All payments made by Lender under any Letter of Credit (whether or not a Borrower is the account party) and all fees, commissions, discounts, and other amounts owed or to be owed to Lender in connection therewith, shall be paid ON DEMAND, unless (x) Borrower Agent instructs Lender to make a Revolving Loan to pay such amount, (y) Lender agrees to do so, and (z) sufficient Excess Availability exists to make such Revolving Loan. All LC Obligations shall be secured by the Collateral. Borrower Agent shall complete and sign such applications and supplemental agreements and provide such other documentation as Lender may require in respect to the issuance and administration of the Letters of Credit. The form and substance of all Letters of Credit shall be subject to Lender’s approval. Lender may charge certain fees or commissions for the issuance, handling, renewal or extension of a Letter of Credit, in addition to the fees payable pursuant to Section 2.11. Each Borrower unconditionally guarantees the payment and performance of all obligations of any Subsidiary with respect to Letters of Credit issued for the account of such Subsidiary. Upon Lender’s request during the existence of an Event of Default, Borrowers shall immediately deliver to Lender immediately available funds in an amount equal to 105% of the LC Obligations, which Lender shall hold as cash collateral for the payment of Obligations related to the Letters of Credit.

(b) Law Governing Letter of Credit. Each Letter of Credit issued hereunder shall be governed, as applicable, by (i) the Uniform Customs and Practice for Documentary Credits International Chamber of Commerce (“ICC”), Publication 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by Lender or (ii) the International Standby Practices, ICC Publication No. 590, or any subsequent revision or restatement thereof adopted by the ICC and in use by Lender, except to the extent that the terms of such publication would limit or diminish rights granted to Lender hereunder or in any other Loan Document.

2.11 Fees.

(a) Closing Fee. On the Closing Date, Borrowers jointly and severally shall pay Lender a non-refundable, fully earned closing fee in the amount of $50,000.

(b) Unused Line Fee.

(i) Borrowers jointly and severally shall pay Lender a fee for each day of the Term equal to (A) 0.375%, divided by (B) 360, times (C) the amount by which the Revolving Loan Commitment exceeded the Working Capital Obligations on such day. Borrowers shall pay this fee on the first day of each calendar month, for each day in the preceding calendar month, and on the Termination Date.

(c) Letter of Credit Fees. Borrowers jointly and severally shall pay to Lender, at such times as Lender shall require, Lender’s standard fees, commissions, and charges in connection with Letters of Credit (including, without limitation, with respect to the initial issuance thereof and any amendments, extensions, or modifications with respect thereto), as in effect from time to time, and with respect to standby and commercial Letters of Credit, at the time of issuance, renewal or extention of each Letter of Credit, a fee equal to the Applicable Margin for LIR Loans on the face amount of the Letter of Credit for the period of time the Letter of Credit will be outstanding. Each Borrower agrees that, in all instances in which Lender has invoked the Default Rate in accordance with Section 2.3(f), Borrowers shall pay Lender an additional issuance fee for each Letter of Credit for the period of time during which the Default Rate is in effect and such additional issuance fee shall be payable ON DEMAND.

(d) Field Examinations. Borrowers jointly and severally shall pay for all field examinations to the extent required by Section 6.5.

(e) Appraisals. Borrowers jointly and severally shall pay all costs and expenses relating to any appraisals conducted in contemplation of this Agreement and for all other appraisals conducted from time to time to the extent required by this Agreement or the other Loan Documents.

(f) Method of Calculation; Fees Fully Earned. Unless otherwise expressly provided, all fees payable hereunder or with respect to any Obligations shall be calculated on the presumed basis of a year of 360 days, for the actual number of days elapsed. Unless otherwise expressly stated herein, all fees payable to Lender pursuant to this Agreement or the other Loan Documents shall be deemed fully earned when they become due and payable and, once paid, shall be deemed non-refundable, in whole or in part.

2.12 Statement of Account. If Lender provides Borrower Agent with a statement of account on a periodic basis, each such statement will be binding on all Borrowers unless, within forty-five (45) days of its receipt, Borrower Agent objects in writing and with specificity to such statement.

2.13 Termination. Borrowers may terminate this Agreement and the Commitment before the Termination Date, in whole but not in part, by Borrower Agent giving Lender thirty (30) days prior written notice; provided, however, no termination by Borrower Agent shall be effective until (a) Lender shall have received cash collateral or an irrevocable direct-pay letter of credit naming Lender as beneficiary, which letter of credit shall be in form and substance satisfactory to Lender, be issued by a bank satisfactory to Lender, and be in an original face amount equal to 105% of all Obligations which remain contingent (e.g., LC Obligations and pending indemnification payments) and (b) all other Obligations have been fully and finally paid and performed. Any notice of termination shall be irrevocable. Lender may terminate this Agreement and the Commitment at any time, without notice, during the existence of an Event of Default.

2.14 USA PATRIOT Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

3. SECURITY AGREEMENT.

3.1 Security Interest.

(a) As security for the full and final payment and performance of the Obligations, each Borrower hereby grants to Lender (for itself and its Affiliates) a continuing security interest in and to all right, title, and interest of such Borrower in and to the Collateral, whether now owned or hereafter acquired by such Borrower.

(b) Except as expressly required by the Security Agreements or applicable law, Lender shall have no obligation to (i) exercise any degree of care in connection with any Collateral in its possession or (ii) take any steps necessary to preserve any rights in the Collateral or to preserve any rights in the Collateral against senior or prior parties (which steps Borrowers agree to take). In any case, Lender shall be deemed to have exercised reasonable care of the Collateral if Lender takes such steps for the care and preservation of the Collateral or rights therein as Borrowers reasonably request Lender to take; provided that Lender’s omission to take any action not requested by Borrowers shall not be deemed a failure to exercise reasonable care. Lender’s segregation or specific allocation of specified items of Collateral against any of Borrowers’ liabilities shall not waive or affect any Lien against other items of Collateral or any of Lender’s options, powers, or rights under this Agreement or otherwise arising.

(c) Lender may at any time and from time to time, with or without notice to any Borrower, (i) after the occurrence and during the continuance of an Event of Default, transfer any of the Collateral into the name of Lender or the name of Lender’s nominee, (ii) notify any Account Debtor or other obligor with respect to any of the Collateral to make payment of any amounts due or to become due thereon directly to Lender, and (iii) receive and direct the disposition of any proceeds of any Collateral. All proceeds of Collateral shall be applied in whatever order Lender shall determine.

(d) Any term or provision of this Agreement or the other Loan Documents to the contrary notwithstanding, (i) no Account, Instrument, Chattel Paper, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease under which the lessee is a Sanctioned Person shall be Collateral or shall be credited toward the payment of the Obligations.

(e) Unless otherwise expressly provided in a separate Security Document, the Collateral shall not include more than 66-2/3% of any voting Equity Interests (as contemplated in Treas. Reg. Section 1.956-2(c)(2)) issued to Borrowers by any “controlled foreign corporation” (as such term is defined in Section 957 of the Internal Revenue Code).

3.2 Financing Statements; Fixture Filings; Power of Attorney. Each Borrower authorizes Lender to file any financing statements (and other similar filings or public records or notices relating to the perfection of Liens), fixture filings, and amendments thereto relating to the Collateral which Lender deems appropriate, in form and substance required by Lender, and to (a) describe the Collateral thereon (i) as “all personal property of the debtor,” “all assets,” or words of similar effect, if appropriate and permitted by applicable law, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or any other applicable law, or (ii) by specific collateral category and (b) include therein all other information which is required by Article 9 of the UCC or other applicable law with respect to the preparation or filing of a financing statement (or other similar filings or public records or notices relating to the perfection of Liens), fixture filing, or amendment. Each Borrower appoints Lender as its attorney-in-fact to perform all acts which Lender deems appropriate to perfect and to continue perfection of the Lien granted to Lender under any Security Agreement, including, without limitation, (x) the filing of financing statements (and other similar filings or public records or notices relating to the perfection of Liens), fixture filings, and amendments, (y) the execution in such Borrower’s name of any agreements providing for Control over any applicable Collateral, and (z) the indorsement, presentation, and collection on behalf of such Borrower and in such Borrower’s name of any Items or other documents necessary or desirable to collect any amounts which such Borrower may be owed, such power of attorney being coupled with an interest and is therefore irrevocable. Each Borrower grants Lender a non-exclusive license and right to use, without royalty or other charge, such Borrower’s intellectual and other property (including, without limitation, any licensed intellectual property, unless prohibited by the enforceable terms of such license) for purposes of advertising any Collateral for sale, collecting any Accounts, disposing of or liquidating any Collateral, settling claims, or otherwise exercising any of its rights and remedies under the Loan Documents (including, without limitation, labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, product line names, advertising materials, and any other property of a similar nature). Each Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. Borrowers shall be liable for any and all expense incurred in connection with Lender’s exercising its rights under this Section 3.2.

3.3 Entry. Each Borrower (for itself and on behalf of its Subsidiaries) irrevocably consents to any act by Lender or its agents in entering upon any premises for the purposes of either (a) inspecting any Collateral or (b) taking possession of any Collateral; provided, that, unless a Default or Event of Default then exists, Lender will endeavor to provide notice of its entry onto Borrowers’ premises. Each Borrower waives, as to Lender and its agents, any now existing or hereafter arising claim based upon trespass or any similar cause of action for entering upon any premises where Collateral may be located.

3.4 Other Rights. Without limiting any Credit Party’s obligations under the Loan Documents, each Borrower authorizes Lender from time to time (a) to (i) take from any party and hold additional Collateral or Guaranty for the payment of the Obligations or any part thereof, (ii) exchange, enforce, or release such Collateral or Guaranty or any part thereof, and (iii) release or substitute any indorser or Guarantor or any party who has granted Lender any security interest in any property as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof, and (b) during the existence of any Event of Default, to direct the manner of the disposition of the Collateral and the enforcement of any indorsements, guaranties, letters of credit, or other security or Supporting Obligations relating to the Obligations or any part thereof as Lender in its sole discretion may determine.

3.5 Accounts. Before or after any Event of Default, Lender may contact any Account Debtor (a) to ensure such Account Debtor is directing payments on each Borrower’s Accounts to a lockbox or a Collections Account (as applicable), (b) to direct such Account Debtor to make payment directly to Lender, a lockbox, or a Collections Account, and (c) to notify such Account Debtor of the existence of Lender’s Liens under the Security Agreements.

3.6 Waiver of Marshaling. Each Borrower hereby waives any right it may have to require marshaling of its assets.

3.7 Control; Further Assurances. Each Borrower will, at its expense, cooperate with Lender in (a) obtaining Control of, or Control agreements with respect to, Collateral for which Control or a Control agreement is required for perfection of Lender’s security interest under the UCC and (b) perfecting Lender’s Lien in the Collateral.

4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.

4.1 Conditions Precedent to Initial Loans. In addition to any other requirement set forth in this Agreement, Lender shall not be required to fund any Loan or make any other extensions of credit hereunder unless and until the following conditions shall have been satisfied, in the sole opinion of Lender and its counsel:

(a) Execution and Delivery of Documents. Each Credit Party and each other party to any Loan Document, as applicable, shall have executed and delivered each of the following documents, each of which shall be in form and substance satisfactory to Lender:

(i) This Agreement;

(ii) The Revolving Note;

(iii) Each Guaranty required by Lender;

(iv) All Deposit Account Control Agreements required by Lender;

(v) A pledge agreement in favor of Lender pursuant to which each Borrower pledges 100% of the Equity Interests issued by each of such Borrower’s Subsidiaries, which pledge shall be granted as security for the full and final payment and performance of the Obligations;

(vi) A Collateral Disclosure Certificate duly completed by Borrowers;

(vii) Subordination Agreements from all Guarantors, Affiliates, and other Persons as Lender may require;

(viii) All Third Party Agreements Lender may require;

(ix) Affidavits regarding out-of-state execution and delivery of, and out-of-state acceptance of, this Loan Agreement and the Notes;

(x) A certificate regarding license agreements and a certificate regarding material customer contracts, each executed by an officer of Borrower Agent;

(xi) A complete and final payoff letter from any lender whose outstanding Debt is to be paid in full with the proceeds of the initial Loans;

(xii) A fully executed Telephone Instruction Letter;

(xiii) A secretary’s certificate (or substantively similar document acceptable to Lender) for each Credit Party which shall include, either directly or by incorporated attachments, (A) certifications as to the incumbency of each of such Credit Party’s officers, together with specimen signatures of those of those officers who will have the authority to execute documents on behalf of such Credit Party; (B) true and complete copies of (1) such Credit Party’s articles or certificate of incorporation, organization, or formation; (2) such Credit Party’s bylaws, operating agreement, partnership agreement or other constitutional documents; and (3) resolutions of the appropriate governing body or board authorizing the transaction contemplated herein; and (C) certifications as to such other matters as Lender may require;

(xiv) The legal opinions of each Credit Party’s legal counsel addressed to Lender regarding the matters set forth in Exhibit 4.1, attached hereto and made a part hereof, and such other matters as Lender and its counsel may request;

(xv) A Borrowing Base Certificate duly completed by Borrowers, together with all supporting statements, schedules, and reconciliations as required by Lender; and

(xvi) All additional opinions, documents, certificates, and other assurances that Lender or its counsel may reasonably require.

(b) Supporting Documents and Other Conditions. Borrowers shall cause to be delivered to Lender the following documents (each of which must be in form and substance satisfactory to Lender) and shall satisfy the following conditions:

(i) Good standing certificates (or certificates of similar import and substance) for each Credit Party from the state or other jurisdiction in which such Credit Party was incorporated, organized, or formed and from each state or other jurisdiction in which such Credit Party is authorized to do business, each of which shall be certified by the appropriate official of each such jurisdiction;

(ii) UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral (other than Permitted Liens acceptable to Lender);

(iii) Certificates of, evidence of, copies of all policies of, and other documents regarding the insurance required by Section 6.3, together with a lender’s loss payable endorsement as required by Section 6.3;

(iv) UCC financing statements (and other similar filings or public records or notices relating to the perfection of Liens) and, if applicable, certificates of title covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect, and perfect the interests and rights created or intended to be created by the Security Agreements, and all taxes, fees, and other charges in connection with the execution, delivery, and filing of the Security Agreements and the financing statements (and any other similar filings or public records or notices relating to the perfection of Liens) shall have been paid;

(v) All Inventory appraisals required by Lender shall have been completed and shall constitute Qualified Appraisals;

(vi) All collateral appraisals and exams, credit investigations, and field exams required by Lender shall have been completed, including, without limitation, a take-down field exam;

(vii) Lender shall be satisfied in all respects with Borrowers’ capital structure (both before and after giving effect to the transactions contemplated in this Agreement and the other Loan Documents) and the terms of Borrowers’ and their Subsidiaries’ debt and equity;

(viii) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Lender, and evidence of payment to other parties of all fees or costs which any Credit Party is required under the Loan Documents to pay by the date of the initial Loan or Letter of Credit;

(ix) There shall be no litigation in which any Credit Party or Subsidiary is a party defendant, which Lender determines may have a Material Adverse Effect;

(x) Lender shall have received Borrowers and their Subsidiaries’ financial statements for each of the Fiscal Months ending on or about April 30, 2010, May 31, 2010, and the most recent monthly period ending at least thirty (30) days before the Closing Date, in each case, together with such other financial reports and information concerning such Persons as Lender shall request;

(xi) Lender shall have determined that, after giving effect to the Loans to be made on the Closing Date, the issuance of any Letters of Credit to be issued on the Closing Date, the payment of all fees and closing costs incurred on or prior to the Closing Date, and a Reserve in an amount equal to the aggregate amount of all of Borrowers’ accounts payable which are more than thirty (30) days past due, Excess Availability shall not be less than an amount equal to $1,000,000;

(xii) Lender shall have received and reviewed all existing license agreements with licensors and, to the extent that Lender would be restricted from disposing of any Inventory subject to such license agreements without the consent of such licensors, all Third Party Agreements with such licensors in favor of Lender;

(xiii) Lender shall have received and reviewed copies of all documents, instruments and agreements evidencing unsecured Debt owing by any Borrower, including, without limitation, each of the Johnson Debt Documents, the Schwartz Debt Documents, and the Casey Debt Documents;

(xiv) Any and all Debt owing by Borrowers and evidenced by each of the Casey Debt Documents, the Johnson Debt Documents and the Schwartz Debt Documents, in each case, shall be the subject of a Subordination Agreement in favor of Lender; and

(xv) Lender shall have received evidence that the Schwartz Put Option shall have been extended to no earlier than December 31, 2011, on terms and conditions acceptable to Lender in Lender’s sole and absolute discretion.

4.2 Conditions Precedent to Each Loan and Letter of Credit. In addition to any other requirements set forth in this Agreement, Lender shall not be required to fund any Loan or issue any Letter of Credit (including those made or issued on the Closing Date) unless and until each of the following conditions shall have been satisfied, in Lender’s sole opinion, and each request for a Loan (whether or not a written Notice of Borrowing is required) or issuance of a Letter of Credit shall be deemed to be a representation that all such conditions have been satisfied:

(a) Notice of Borrowing; Letter of Credit Request. If required by this Agreement or by Lender, Borrower Agent shall have delivered to Lender a Notice of Borrowing (for the making of Loans) or a request for the issuance of a Letter of Credit (in accordance with Section 2.10), together with, in each case, such other information Lender may request;

(b) No Default. No Default shall have occurred and be continuing or would result from the making or issuance of the requested Loan or Letter of Credit;

(c) Correctness of Representations. All representations and warranties made to Lender by any Credit Party in any Loan Document or otherwise in writing shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of date of the requested Loan or Letter of Credit;

(d) No Material Adverse Effect. There shall have been no change which could have a Material Adverse Effect on any Credit Party or Subsidiary of any Borrower since the date of the most recent financial statements of such Person delivered to Lender from time to time;

(e) Limitations Not Exceeded. Any making or issuance of any requested Revolving Loan or Letter of Credit would not cause the Working Capital Obligations to exceed the lesser of the Revolving Loan Commitment and the Borrowing Base; and

(f) Further Assurances. Each Credit Party shall have delivered such further documentation or assurances as Lender may reasonably require.

5. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make the Loans or extend credit as provided for herein, each Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the date of each request for a Loan or extension of credit hereunder:

5.1 Valid Existence and Power. Such Borrower and each Subsidiary is a corporation, limited liability company, or limited partnership, as applicable, duly incorporated, organized, or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, organization, or formation and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be likely to have a Material Adverse Effect. Each Borrower and each other Person which is a party to any Loan Document (other than Lender) has the corporate, limited liability or limited partnership power to make and perform the Loan Documents executed by it and all Loan Documents will constitute the legal, valid, and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally. Such Borrower is organized under the laws of the jurisdiction set forth in the Collateral Disclosure Certificate and has not changed the jurisdiction of its organization within the five (5) years preceding the date hereof except as disclosed in the Collateral Disclosure Certificate.

5.2 Authority. The execution, delivery, and performance thereof by such Borrower and each other Person (other than Lender) executing any Loan Document have been duly authorized by all necessary actions of such Person, and do not and will not violate any provision of law or regulation, or any writ, order, or decree of any Governmental Entity or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument, or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound, or affected.

5.3 Financial Condition. Other than as disclosed in financial statements delivered to Lender on or before the Closing Date or on Schedule 5.3, attached hereto and made a part hereof, none of such Borrower, any Subsidiary, or (to the knowledge of any Borrower) any Guarantor has any material direct or contingent obligations or liabilities or any material unrealized or anticipated losses from any commitments of such Person. As of the Closing Date, all material operating and capital leases under which such Borrower, any Subsidiary, or (to the knowledge of any Borrower) any Guarantor is lessee are disclosed in the financial statements delivered to Lender on or before the Closing Date or on Schedule 5.3. All financial statements from time to time delivered to Lender by Borrowers shall have been prepared in accordance with GAAP, except for the absence of footnotes and subject to immaterial interim quarterly adjustment, and fairly present the financial condition of such Person as of the date thereof. Such Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to such Borrower, such as general economic trends) concerning the condition (financial or otherwise) or future prospects of such Borrower or any Subsidiary or any Guarantor which has not been fully disclosed to Lender, including, without limitation, any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Lender. Each Credit Party is Solvent and, after consummation of the transactions set forth in this Agreement and the other Loan Documents, will be Solvent.

5.4 Litigation. Except as disclosed on Schedule 5.4, attached hereto and made a part hereof, there are no suits or proceedings pending or, to such Borrower’s knowledge, threatened by or before any Governmental Entity against or affecting such Borrower, any Subsidiary or (to such Borrower’s knowledge) any Guarantor, or their respective assets, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

5.5 Agreements, Etc. Neither such Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any order or decree of any Governmental Entity or any charter or other corporate restriction, adversely affecting its business, assets, operations, or condition (financial or otherwise), nor is any such Person in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order, or the like to which it is subject. On the Closing Date, there is no basis upon which any party (other than a Borrower or a Subsidiary) could terminate an agreement or instrument to which any Borrower or any Subsidiary is a party prior to its scheduled termination date.

5.6 Authorizations. All authorizations, consents, approvals, and licenses required under applicable law for the ownership or operation of the property owned or operated by such Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any Governmental Entity having jurisdiction over such Person, which default, individually or in the aggregate with other such defaults, would have a Material Adverse Effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

5.7 Title. Each of such Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. Such Borrower alone has full ownership rights in all Collateral.

5.8 Collateral.

(a) The security interests granted to Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the UCC entitled to all of the rights, benefits, and, if perfected, priorities provided by the UCC and (b) are and, as to such subsequently acquired Collateral, will be perfected and prior to the rights of all third persons (subject only to those Permitted Liens that are permitted hereunder to have priority over the liens of Lender), now existing or hereafter arising, upon the filing of a UCC-1 financing statement (with respect to all Collateral which may be perfected by the filing of a UCC-1 financing statement). All of the Collateral is intended for use solely in Borrowers’ business.

(b) Schedule 5.8(b) sets forth all of the Credit Parties’ insurance policies in effect as of the Closing Date and sets forth as to each such policy (as applicable) the type of insurance provided by such policy, the underwriter thereof, the maximum coverage provided thereunder, the deductible applicable thereto, and a brief description of any non-customary term as set forth therein. Each of such policies is currently in effect and all premiums thereon have been paid to date.

(c) All of the Marks (as defined in the Collateral Disclosure Certificate) which are material to the operation of Borrowers’ business as currently conducted are shown in Schedule 3 of the Collateral Disclosure Certificate. All of the copyrights which are material to the operation of Borrowers’ business as currently conducted are shown in Schedule 4 of the Collateral Disclosure Certificate. All of the Patents (as defined in the Collateral Disclosure Certificate) which are material to the operation of Borrowers’ business as currently conducted are shown in Schedule 5 of the Collateral Disclosure Certificate.

5.9 Jurisdiction of Organization; Location. The jurisdiction in which each of such Borrower and each Subsidiary is organized, the chief executive office of such Borrower and each Subsidiary, the office where such Borrower’s and each Subsidiary’s books and records are located, all of such Borrower’s and each Subsidiary’s other places of business, and any other places where any Collateral (other than Inventory in-transit) is kept, are all correctly indicated in the Collateral Disclosure Certificate. The Collateral (other than Inventory in-transit) is located and shall at all times be kept and maintained only at a Permitted Location. No Collateral is attached or affixed to any real property so as to be classified as a Fixture unless Lender has otherwise agreed in writing. Such Borrower has not changed its legal status or the jurisdiction in which it is organized or moved its chief executive office within the five (5) years preceding the Closing Date, other than as set forth in the applicable Collateral Disclosure Certificate).

5.10 Taxes. Such Borrower and each Subsidiary have filed all Federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA, and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither any Borrower nor any Subsidiary is subject to any Federal, state, or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Such Borrower and each Subsidiary have paid all sales and excise taxes payable by it.

5.11 Labor Law Matters. No goods or services have been or will be produced by such Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations. There are no material grievances, disputes, or controversies with any union or other organization of any Borrower’s or any Subsidiary’s employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

5.12 Accounts. Each Account, Instrument, Chattel Paper, and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors’ rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Lender in writing), defense, set-off, claim, or counterclaim of a material nature against such Borrower except as to which such Borrower promptly notified Lender in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which such Borrower promptly notified Lender in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor. That portion of any Account included in any Notice of Borrowing, Borrowing Base Certificate, report, or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

5.13 Judgment Liens. Neither any Borrower nor any Subsidiary, nor any of their respective assets, are subject to any unpaid judgments (whether or not stayed) or any judgment Liens in any jurisdiction, in each case, (a) which were not disclosed to Lender in writing on or before the Closing Date or (b) of which such Borrower has not given notice to Lender in accordance with Section 6.4.

5.14 Corporate Structure.

(a) As of the date hereof, Schedule 5.14, attached hereto and made a part hereof, sets forth (i) the correct name of each Subsidiary and its jurisdiction of organization; (ii) the name of each of such Borrower’s Affiliates (including, without limitation, any joint ventures) and the nature of the affiliation; (iii) the number, type or class, and name of the holder of all issued and outstanding Equity Interests of such Borrower (except in the case of Parent which is a publicly traded corporation) and each of its Subsidiaries, together with the number and percentage of Equity Interests held by each such holder; and (iv) the number of authorized and issued Equity Interests (and treasury shares) of such Borrower and each Subsidiary, by type or class.

(b) Such Borrower has good title to all of the Equity Interests it purports to own of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the last audited financial statements of Borrowers and their Subsidiaries delivered to Lender, no Borrower has made, or obligated itself to make, any Restricted Payment, except as otherwise permitted hereunder. On the Closing Date, there are no outstanding options to purchase Equity Interests issued by any Borrower or any of its Subsidiaries except as set forth on Schedule 5.14, there will be no outstanding options to purchase Equity Interests issued by any Borrower or any of its Subsidiaries at any time after the Closing Date except as may be disclosed in any applicable public filing with the Securities Exchange Commission. Further, except as set forth on Schedule 5.14, there are no rights or warrants to subscribe for or acquire, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, Equity Interests issued by any Borrower or any of its Subsidiaries. Except as set forth on Schedule 5.14, there are no outstanding agreements or instruments binding upon the holders of any of the Equity Interests issued by such Borrower or any Subsidiary relating to the ownership of such Equity Interests.

5.15 Deposit Accounts. Such Borrower and its Subsidiaries have no Deposit Accounts other than (a) on the Closing Date, those listed in the Collateral Disclosure Certificate and (b) after the Closing Date, those permitted by Section 7.15.

5.16 Environmental. Except as disclosed on Schedule 5.16, attached hereto and made a part hereof, and except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of such Borrower’s or a Subsidiary’s business and in compliance with all Environmental Laws in all material respects, none of such Borrower, any Subsidiary, or, to such Borrower’s knowledge, any current or previous owner or operator of any real property currently owned or operated by such Borrower or a Subsidiary, has generated, stored, or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws in any material respect. Except as disclosed on Schedule 5.16, no Person (other than a Borrower or a Subsidiary) has generated, stored or disposed of any Regulated Material on any portion of the real property currently owned or operated by such Borrower or any Subsidiary, and, except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of such Borrower’s or a Subsidiary’s business and in compliance with all Environmental Laws in all material respects , no Regulated Material is now located on such property. Except as disclosed on Schedule 5.16, each of such Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws in all material respects and neither such Borrower nor any Subsidiary has been notified of any action, suit, proceeding, or investigation which calls into question compliance by such Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit, or approval necessary for the generation, handling, storage, treatment, or disposal of any Regulated Material.

5.17 ERISA. Except as disclosed on Schedule 5.17, neither such Borrower nor its Subsidiaries has any pension, profit-sharing, or other benefit plan subject to ERISA. If requested by Lender, such Borrower has furnished to Lender true and complete copies of the latest annual report required to be filed pursuant to Section 104 of ERISA, with respect to each Plan, and no ERISA Termination Event with respect to any Plan has occurred and is continuing. Neither such Borrower nor its Subsidiaries has any unfunded liability with respect to any such Plan.

5.18 Investment Company Act. Neither such Borrower nor its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

5.19 Insider. Such Borrower is not, and no Person having “control” (as that term is defined in 12 U.S.C. § 375(b)(5) or in regulations promulgated pursuant thereto) of such Borrower is, an “executive officer,” “director,” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a subsidiary, or of any subsidiary of a bank holding company of which Lender is a subsidiary.

5.20 Sanctioned Persons; Sanctioned Countries. Neither such Borrower, its Subsidiaries, its Affiliates nor any Guarantor (a) is a Sanctioned Person or (b) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. Such Borrower will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.

5.21 Compliance with Covenants; No Default. Such Borrower is, and upon the making of the initial extensions of credit on the Closing Date will be, in compliance with all of the covenants hereof. No Default is in existence, and the execution, delivery, and performance of the Loan Documents and the making of the initial extensions of credit on the Closing Date will not cause a Default.

5.22 Full Disclosure. Each Credit Party has disclosed to Lender each fact and circumstance which such Credit Party knows or should know and which, by itself or together with any other fact disclosed or undisclosed, could reasonably be expected to have Material Adverse Effect. No Loan Document or any other agreement, document, certificate, or statement delivered by a Credit Party or a Subsidiary to Lender contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by such Person necessary to keep the other statements from being misleading.

5.23 Reserved.

5.24 Collateral Disclosure Certificates. All information set forth in the Collateral Disclosure Certificates is true and correct as of the date thereof.

5.25 Operating and Capital Leases. Schedule 5.25, attached hereto and made a part hereof, sets forth (a) each operating and capital lease to which such Borrower or any Subsidiary is a party as a lessee which involves payments remaining in excess of $10,000; (b) the name of the lessor, and (c) a brief description of the property leased thereunder.

6. AFFIRMATIVE COVENANTS OF BORROWERS. Each Borrower covenants and agrees that from the date hereof until the full and final payment and performance of the Obligations and the termination of this Agreement, such Borrower and each Subsidiary:

6.1 Use of Loan Proceeds. Shall use the proceeds of the Loans and any Letters of Credit only in accordance with the uses permitted by Section 2 and shall furnish Lender all evidence it may require with respect to such uses.

6.2 Maintenance of Business and Properties. Shall at all times (a) (i) maintain, preserve, and protect all Collateral and the remainder of its property used or useful in the conduct of its business, (ii) keep the same in good repair, working order, and condition (reasonable wear and tear excepted) and (iii) make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size and (b) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

6.3 Insurance.

(a) Shall (i) maintain (A) such liability insurance, workers’ compensation insurance, business interruption insurance, and casualty insurance in amounts equal to the greater of (1) such amounts that may be required by law and (2) such amounts that are customary and usual for prudent businesses in its industry and (B) any other insurance that may be reasonably required by Lender and (ii) insure and keep insured all Collateral and other properties with insurance companies acceptable to Lender. All property, casualty, and hazard insurance policies covering any Collateral shall be in amounts acceptable to Lender, shall name and directly insure Lender pursuant to one or more lender loss payable endorsements acceptable to Lender, and shall not be terminable except upon thirty (30) days’ written notice to Lender. All policies of liability insurance shall be in amounts acceptable to Lender and shall name Lender as an additional insured thereunder pursuant to one or more endorsements in form and substance satisfactory to Lender. On or before the Closing Date and thereafter on an annual basis (or at such other more frequent intervals as Lender may request from time to time), such Borrower shall furnish Lender copies of all such policies (or summaries thereof, if requested by Lender) and evidence of insurance in the form of an Acord Form 27 with respect to casualty and property insurance and an Acord Form 25 with respect to liability insurance.

(b) If any of such Borrower’s real property or Equipment suffers a casualty or is condemned by a Governmental Entity (each, a “Loss”), all Net Proceeds of such Loss shall be paid over to Lender for application to the Obligations, unless Lender otherwise agrees in writing. If Lender does otherwise agree in writing, such Borrower may apply the Net Proceeds of any such casualty or condemnation to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement is completed within one hundred eighty (180) days after the date of such Loss (or such longer period of time agreed to in writing by Lender), (ii) while such repair, restoration, or replacement is underway, all of such Net Proceeds are deposited with Lender in a separate Deposit Account over which Lender has exclusive Control, and (iii) such Loss did not cause an Event of Default (it being understood that, so long as the conditions set forth in clauses (i), (ii) and (iii) above are satisfied, Lender will agree to permit Borrowers to repair, restore or replace assets in an aggregate amount of up to $250,000 during the term of this Agreement)). The Net Proceeds deposited with Lender pursuant to clause (ii) above shall be released by Lender, so long as no Default or Event of Default exists, from time to time as needed in connection with the repair, restoration or replacement of assets to which Lender has agreed pursuant to the terms of this Section 6.3(b). If an Event of Default occurs pursuant to which Lender exercises its rights to accelerate the Obligations as provided in Section 9.2 or the Obligations are automatically accelerated or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Loss (or such longer period of time agreed to in writing by Lender), Lender may immediately and without notice to any Person apply all of such Net Proceeds to the Obligations, regardless of any other prior agreement regarding the disposition of such Net Proceeds.

6.4 Certain Notices. Shall provide Lender immediate notice of (a) the occurrence of a Default and what action (if any) Borrowers are taking to correct the same; (b) any litigation involving an amount at issue in excess of $200,000 or changes in existing litigation or any judgment against it or its assets in excess of $100,000; (c) any damage or loss to property in excess of $200,000; (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations; (e) any Reportable Event, as defined in ERISA; (f) any pending or threatened material labor dispute, strike or walkout or expiration of any material labor agreement; (g) any rejection, return, offset, dispute, loss, or other circumstance having a Material Adverse Effect on any Collateral having a value in excess of $200,000; (h) the cancellation or termination of, or any default under the Johnson Debt Documents, the Schwartz Debt Documents, the Casey Debt Documents or under any Material Agreement; (i) any acceleration of the maturity of any Debt of any Credit Party in excess of $50,000 or the occurrence or existence of any event or circumstances which gives the holder of such Debt the right to accelerate; and (j) any loss or threatened loss of material licenses or permits.

6.5 Inspections of Books and Records and Field Examinations; Appraisals; Physical Inventories. Shall permit Lender and its agents to conduct inspections, verifications (of accounts and otherwise), appraisals, and field examinations of the Collateral and such Person’s other property and books and records at such times and with such frequency as Lender may request from time to time, with (a) when no Default or Event of Default is in existence, reasonable notice thereof and (b) when any Default or Event of Default is in existence, no notice thereof. Borrower shall pay the cost of such inspections, verifications, and field examinations; provided, that the cost of field examinations shall not exceed $900 per examiner per day, plus Lender’s and its agents’ actual out-of-pocket expenses. So long as no Default or Event of Default exists, Borrowers shall reimburse Lender the costs and expenses associated with two appraisals conducted by or at the request of Lender during any Fiscal Year; provided that, at any time a Default or an Event of Default exists, Borrowers shall reimburse Lender the costs and expenses associated with all appraisals. Borrowers shall, at their expense, conduct physical inventories of its and its Subsidiaries’ Inventory with such frequency as Lender shall request from time to time and, before conducting any such physical inventory, shall provide reasonable written notice thereof to Lender and allow Lender or its agents to witness such physical inventory.

6.6 Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Lender the following periodic financial information:

(a) Periodic Borrowing Base Information.

(i) On Wednesday of each week (or more or less frequently if required by Lender in its discretion), a completed Borrowing Base Certificate in the form of Exhibit 6.6(a), attached hereto and made a part hereof (each, a “Borrowing Base Certificate”), with such Borrowing Base Certificate updated on a weekly basis to reflect any sales, collections, and adjustments to Accounts and Inventory for the preceding day.

(ii) On a weekly basis, Borrower Agent shall attach the following to each Borrowing Base Certificate, which shall be certified by Borrower Agent’s chief financial officer or president to be accurate and complete and in compliance with the terms of the Loan Documents: (1) a report in form and substance satisfactory to Lender listing (A) all Accounts of Borrowers as of the immediately preceding Business Day, (B) the amount and age of each Account on an original invoice date aging basis, (C) all Accounts which do not constitute Eligible Accounts, and (D) such other information as Lender may require (each, an “Accounts Receivables Report”); (2) a report in form and substance satisfactory to Lender listing (A) all Inventory and all Eligible Inventory of Borrowers as of the immediately preceding Business Day, (B) the cost thereof, (C) raw materials, work-in-process, finished goods, (D) all Inventory which has not been timely sold in the ordinary course of business, and (E) such other information as Lender may require (each, an “Inventory Report”); and (3) each other report as Lender may from time to time require in its sole discretion, each prepared with respect to such periods and with respect to such information and reporting as Lender may request.

(iii) In addition, and without limiting the generality of the foregoing, Borrower Agent shall attach the following to the first Borrowing Base Certificate delivered for each month: (1) the name and mailing address of each Account Debtor, and (2) a report listing (A) all of Borrowers’ accounts payable, (B) the number of days which have elapsed since the original date of invoice of such accounts payable, (C) the name and address of each Person to whom such accounts payable are owed, and (D) such other detail Lender may request (each, an “Accounts Payable Report”); .

(b) Interim Statements. Within thirty (30) days after the end of each Fiscal Month (but within 45 days after the last month in a Fiscal Quarter), (i) a consolidated and consolidating balance sheet of Borrowers and their Subsidiaries at the end of that period and a consolidated and consolidating income statement and statement of cash flows for such period (and for the portion of the Fiscal Year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding Fiscal Year and (ii) a report reconciling (A) Borrowers’ Accounts and Inventory as set forth in the Accounts Receivable Report and the Inventory Report attached to the Borrowing Base Certificate to (B) Borrowers’ aggregate Accounts and Inventory set forth in the financial statements delivered to Lender pursuant hereto (which shall be based upon Borrowers’ general ledger). The foregoing statements and reports shall be certified by Borrower Agent’s president or chief financial officer as true and correct and fairly representing the financial condition of Borrowers and their Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

(c) Annual Statements. Within ninety (90) days after the end of each Fiscal Year, a detailed audited financial report of Borrowers and their Subsidiaries containing a consolidated balance sheet at the end of such period and a consolidated income statement and statement of cash flows for such period, setting forth in comparative form the figures for the preceding Fiscal Year, together with all footnotes, and containing an unqualified audit opinion of independent certified public accountants acceptable to Lender that the financial statements were prepared in accordance with GAAP.

(d) Compliance and No Default Certificate. Together with each report required by subsections (b) and (c), a compliance certificate in the form of Exhibit 6.6(d), attached hereto and made a part hereof (the “Compliance Certificate”), and a certificate of Borrower Agent’s president or chief financial officer certifying that no Default then exists or, if a Default exists, the nature and duration thereof and Borrowers’ intention with respect thereto. Each such compliance certificate will be accompanied by a spreadsheet showing Borrowers’ calculations of all financial covenants, which must be of such detail as requested by Lender from time to time. Borrowers shall also cause Borrowers’ independent auditor (if applicable) to submit to Lender, together with its audit report, a statement that, in the course of conducting such audit, nothing came to the auditor’s attention that caused it to believe that Borrowers failed to comply with the terms, covenants, provision or conditions of this Agreement so far as they relate to accounting matters.

(e) Auditor’s Management Letters. Promptly upon receipt thereof, copies of each report submitted to Borrowers by independent public accountants in connection with any annual, interim, or special audit made by them of Borrowers’ books including, without limitation, each report submitted to Borrowers concerning their accounting practices and systems and any final comment letter submitted by such accountants to management in connection with Borrowers’ annual audit.

(f) Reserved.

(g) Other Information. Such other information requested by Lender from time to time concerning the business, properties, or financial condition of the Credit Parties and their respective Subsidiaries.

(h) Projections. At least forty-five (45) days after the end of each Fiscal Year, Projections for the immediately following Fiscal Year, prepared on a month-to-month basis.

(i) Customer List. Within thirty (30) days following the commencement of each Fiscal Year, or more frequently if requested by Lender, Borrowers shall provide Lender with a listing of all of the Credit Parties’ customers and their names and addresses as of the end of the immediately preceding Fiscal Year or as of such other date requested by Lender.

(j) Collateral Disclosure Certificate. Within thirty (30) days following the commencement of each Fiscal Year, Borrowers shall, and shall cause each other Person who has executed and delivered a Collateral Disclosure Certificate to, execute and deliver a Collateral Disclosure Certificate with then-current information. The proper disclosure of any information in any Collateral Disclosure Certificate shall not, in and of itself, constitute any waiver of any Default or Event of Default which may otherwise exist.

(k) SEC Filings. Promptly after the filing thereof, true, correct and complete copies of all filings made by any Borrower or any Subsidiary with the Securities Exchange Commission or comparable Governmental Entity.

6.7 Maintenance of Existence and Rights. Shall preserve and maintain its legal existence, authorities to transact business, rights and franchises, trade names, patents, trademarks, and permits necessary to the conduct of its business.

6.8 Payment of Taxes, Etc. Shall pay before delinquent all of its Debts and taxes, except to the extent such taxes are being Properly Contested.

6.9 Subordination. Shall cause all (a) Debts and other obligations now or hereafter owed to any Guarantor or Affiliate (other than reasonable salary and other compensation paid to Ross Tannenbaum in the ordinary course of business, and trade debt incurred in the ordinary course of business in compliance with Section 7.7) to be Subordinated Debt and (b) all trade debt payable to any Guarantor or Affiliate to be subordinated to the Obligations on terms satisfactory to Lender.

6.10 Compliance; Hazardous Materials. Shall comply with all laws, regulations, ordinances, and other legal requirements in all material respects, including, without limitation, ERISA, all securities laws, and all laws relating to hazardous materials and the environment. Unless approved in writing by Lender, no Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use, or transportation of Regulated Materials, which is not in compliance with Environmental Laws, except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of such Borrower’s or a Subsidiary’s business and in compliance with all Environmental Laws in all material respects. Borrowers shall promptly report to Lender any notices of any violations of such laws or regulations received from any Governmental Entity, along with Borrowers’ proposed corrective action as to such violation.

6.11 Further Assurances. Shall (a) promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such further documents, agreements, and instruments, and (b) take such further action, in each case in compliance with or for the accomplishment of the covenants and agreements of the Credit Parties’ in this Agreement and the other Loan Documents, all as may be necessary or appropriate in connection herewith or therewith and as may be reasonably requested by Lender.

6.12 Covenants Regarding Collateral.

(a) Shall use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

(b) Shall defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

(c) Shall obtain and deliver to Lender such Third Party Agreements as Lender may request from time to time (with it being understood that the failure for whatever reason to obtain any such Third Party Agreements shall not in any way limit Lender’s right to institute Reserves; provided, that, Lender agrees that it will not institute Reserves with respect to the Borrowers’ failure to deliver on the Closing Date Third Party Agreements for Borrowers’ store locations other than Caesar’s Palace until 30 days after the Closing Date);

(d) Shall promptly deliver to Lender all Items, Instruments, Chattel Paper, Investment Property in the form of certificated securities, and, if requested by Lender, Documents which constitute Collateral, in each case appropriately indorsed to Lender’s order;

(e) Shall not create any Electronic Chattel Paper without first granting Lender Control thereof pursuant to such measures as Lender shall request;

(f) Shall promptly notify Lender of any patents, trademarks, or copyrights to which a Borrower or a Subsidiary acquires title or rights after the Closing Date and any license agreements entered into after the Closing Date by any Borrower or any Subsidiary authorizing such Borrower or such Subsidiary to use any third party’s patents, trademarks, or copyrights;

(g) Shall give Lender at least thirty (30) days written notice before using any trade, assumed, or fictitious name not already disclosed in the Collateral Disclosure Certificate and shall use all trade, assumed, or fictitious names in accordance with all applicable laws;

(h) Shall promptly notify Lender of the existence of any Commercial Tort Claims which arise after the Closing Date and shall provide Lender with such information, and otherwise take such action with respect to such Commercial Tort Claims, as is reasonably necessary for Lender to perfect its security interest thereon; and

(i) Within three (3) Business Days after Lender’s request made during the existence of an Event of Default, shall deliver to Lender the original certificates of title or similar title documents for all of such Person’s owned vehicles and Equipment which are subject to certificate of title or similar statutes (as contemplated in Section 9-311 of the UCC) and take such further actions from time to time as Lender requests for purposes of perfecting Lender’s security interest in and to such vehicles and Equipment.

7. NEGATIVE COVENANTS OF BORROWERS. Each Borrower covenants and agrees that from the date hereof and until the full and final payment and performance of all Obligations and the termination of this Agreement, such Borrower and each Subsidiary:

7.1 Debt. Shall not create or permit to exist any Debt, including, without limitation, any guaranties or other contingent obligations, except the following (“Permitted Debt”):

(a) The Obligations;

(b) Indorsement of Items for collection in the ordinary course of business;

(c) Debts which are payable to suppliers and other trade creditors and were incurred in the ordinary course of business, on ordinary and customary trade terms;

(d) Purchase money Debt incurred to purchase Equipment; provided that the amount of such Debt shall not at any time (i) exceed the purchase price of the Equipment purchased, or (ii) with respect to Equipment purchased after the Closing Date, exceed $5,000,000 in the aggregate;

(e) Subordinated Debt evidenced by the Johnson Debt Documents, the Schwartz Debt Documents and the Casey Debt Documents, subject to each Subordination Agreement applicable thereto;

(f) Debt listed in Schedule 7.1, attached hereto and made a part hereof, to the extent such Debt exists as of the Closing Date and is not otherwise permitted by this Section 7.1, together with any Debt incurred in any refinancing or renewal thereof (each, a “Refinancing”), so long as the principal amount of such Refinancing is not greater than the then outstanding principal amount of such Debt, the effective, all-in rate of interest rate to such Refinancing (including, without limitation, any applicable margin or spread thereto) is no greater than the effective, all-in rate of interest applicable to such Debt, the principal amount of such Refinancing does not amortize more quickly than the amortization applicable to such Debt, the maturity date of such Refinancing is no sooner than one hundred eighty (180) days after the date specified in clause (a) of the definition of “Termination Date,” and the covenants, representations, warranties, and events of default related to such Refinancing are no more rigorous or onerous as to the Credit Party party thereto than those existing in connection with such Debt;

(g) Debt of any Subsidiary to a Borrower or another Subsidiary; or

(h) Any Debt incurred under any Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with a counterparty reasonably acceptable to Lender.

7.2 Liens. Shall not create or permit or suffer to exist any Liens on any of its property except the following (“Permitted Liens”):

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments, and charges or levies instituted or levied by any Governmental Entity (but not including any Lien imposed pursuant to ERISA or any Environmental Law) which are not yet due and payable or which are being Properly Contested;

(c) The claims of Third Parties arising out of operation of law (including any statutory Liens arising under applicable law in favor of a landlord of Borrowers) so long as the obligations secured thereby are not past due or are being Properly Contested;

(d) Liens existing in respect of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security, and similar laws;

(e) Judgment and other similar non-tax Liens arising in connection with court proceedings, but only to the extent and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal; (ii) the validity or amount of the claims secured thereby are being Properly Contested; and (iii) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person’s business;

(f) Liens securing purchase money Debt incurred solely to purchase Equipment, but only to the extent such Liens attach only to the Equipment purchased and secure no more than the purchase price therefor;

(g) Liens in favor of a consignor of Goods consigned to such Borrower (as consignee), but only to the extent such Lien arises on account of Section 9-103(d) of the UCC;

(h) Liens on such Borrower’s Inventory which is on consignment from such Borrower, as consignor, to another Person, as consignee, but only if (i) such Liens are in favor of such Person’s creditors, (ii) such Inventory is on consignment pursuant to a written consignment agreement which is described in the Collateral Disclosure Certificate or which has otherwise been approved in writing by Lender, and (iii) the applicable consignment agreement creates a “consignment” (as such term is defined and used in the UCC); and

(i) Liens listed in Schedule 7.2, attached hereto and made a part hereof, to the extent such Liens exist as of the Closing Date and are not otherwise permitted by this Section 7.2.

7.3 Restricted Payments; Payments on Subordinated Debt.

(a) Shall not make any Restricted Payment, except that any Subsidiary may pay dividends to any Borrower or another Subsidiary wholly-owned by any Borrower.

(b) Any Borrower or any Subsidiary may make payments of principal on Subordinated Debt, but only to the extent each such payment is expressly permitted under the terms of the Subordination Agreement related thereto.

(c) Any Borrower or any Subsidiary may make payments of interest on Subordinated Debt, but only to the extent each such payment is expressly permitted under the terms of the Subordination Agreement related thereto.

7.4 Loans and Other Investments. With respect to any Person, shall not (a) make or permit to exist any advances or loans to such Person, (b) guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, Equity Interests, or dividends or distributions of such Person, (c) own, purchase, or make any commitment to purchase any Equity Interests, bonds, notes, debentures, or other securities of, or any interest in such Person, or (d) make any capital contributions to such Person (all of which are sometimes collectively referred to herein as “Investments”), except for (i) purchases of direct obligations of the Federal Government; (ii) deposits with Lender or commercial banks with a rating of A or better by the Standard & Poor’s Corporation; (iii) commercial paper of any U.S. corporation having the highest ratings then given by Moody’s Investors Services, Inc. or the Standard & Poor’s Corporation; (iv) existing investments in Subsidiaries; (v) endorsement of negotiable Instruments for collection in the ordinary course of business; (vi) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed in the aggregate $100,000 and (vii) any Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with a counterparty reasonably acceptable to Lender.

7.5 Change in Business; Activities Covered by Insurance.

(a) Shall not enter into any business which is substantially different from the business in which it is engaged on the Closing Date.

(b) Shall not (i) undertake any business or other activity which is not insured by such the policies of insurance required by Section 6.3 or (ii) permit or undergo any changes in its business and related activities which could result in the termination, revocation, ineffectiveness, or unenforceability of any of such policies of insurance.

7.6 Accounts. (a) Shall not sell, assign, or discount any of its Accounts, Chattel Paper, or Instruments other than the discount of promissory notes in the ordinary course of business for collection; (b) shall not create or accept any Account, Instrument, Chattel Paper or other obligation of any kind due from or owed by a Sanctioned Person or own any Chattel Paper in the form of a lease where (i) the lessee thereunder is a Sanctioned Person and (ii) such Chattel Paper is Collateral; and (c) shall promptly notify Lender in writing of (i) any discount, set-off, or other deductions not shown on the face of an invoice relating to any Account involving an amount in excess of the lesser of (A) five percent (5%) of such Account’s face value and (B) $250,000, (ii) any dispute over an Account involving an amount in excess of the lesser of (A) five percent (5%) of such Account’s face value and (B) $500,000 (excluding any holdbacks required by any contract between Borrower and any Account Debtor, but any such holdback amounts shall be ineligible for borrowing purposes hereunder and Lender may from time to time require Borrowers to certify as to the amount and nature of such holdbacks); and (d) any information relating to an adverse change in any Account Debtor’s financial condition or ability to pay its obligations or an Account Debtor’s status as a Sanctioned Person. If Accounts in the aggregate face amount of $250,000 or more cease to be Eligible Accounts, Borrowers shall notify Lender of such occurrence promptly (and in any event, within three (3) days) after any Borrower has knowledge thereof.

7.7 Transactions with Affiliates. Shall not, in the ordinary course of business or otherwise, (a) directly or indirectly purchase, acquire, lease, or license any property from any Affiliate, (b) sell, transfer, lease, or license any property to any Affiliate, (c) pay any management, consulting, or similar fees to any Affiliate, or (d) otherwise deal with any Affiliate, other than (i) where such Affiliate is a Subsidiary and a Credit Party, (ii) transactions described on Schedule 7.7, attached hereto and made a part hereof, or (iii) transactions on arms’-length terms which are no less favorable to such Borrower or such Subsidiary than would exist if the parties thereto were not Affiliates and for which Lender has received prior written notice.

7.8 No Change in Name, Offices, or Jurisdiction of Organization; Removal of Collateral. Shall not (a) change its legal name or the jurisdiction in which it is organized, (b) conduct business under any trade name, assumed name, or fictitious name which was not listed in its Collateral Disclosure Certificate as of the Closing Date, (c) unless it shall have given thirty (30) days’ advance written notice thereof to Lender, change the location of its chief executive office or other office where books or records are kept, (d) locate its chief executive office or keep its books and records in any jurisdiction other than in a state within the United States of America or the District of Columbia, (e) amend, restate, or modify its articles or certificate of incorporation, organization, formation, or limited partnership in any manner which would be contrary to the terms and conditions of this Agreement or the other Loan Documents, or (f) permit any Inventory or other tangible Collateral (other than Inventory in-transit) to be located at any location other than a Permitted Location.

7.9 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

7.10 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

7.11 Tangible Collateral. Shall not, except to the extent otherwise permitted herein or as otherwise permitted by Lender in writing, (a) allow any Collateral to be commingled with, or become an Accession to or part of, any property of any other Person or (b) allow any Collateral to become a Fixture.

7.12 Subsidiaries. Shall not (a) acquire or form any Subsidiary, (b) cause or permit any Subsidiary to dissolve, voluntarily or involuntarily, or (c) permit any Subsidiary to issue any Equity Interests. To the extent that Lender, in its sole discretion, consents to any Borrower’s acquisition or formation of a new Subsidiary, such Subsidiary shall be required, unless otherwise agreed by Lender in writing, to be joined as a Borrower or become a Guarantor pursuant to Loan Documents in form and substance acceptable to Lender in all respects, provided, that, the assets of any such Subsidiary shall not be included in the Borrowing Base without Lenders’ prior written consent which consent may be conditioned upon, among other things, such appraisals, commercial finance exams and other assessments of Accounts and Inventory as Lender may deem necessary.

7.13 Liquidation, Mergers, Consolidations, and Dispositions of Assets; Name and Good Standing. Shall not (a) merge, reorganize, consolidate, or amalgamate with any Person (other than a merger of a Borrower with and into another Borrower); (b) liquidate, wind up its affairs or dissolve itself; (c) acquire by purchase, lease, or otherwise any of the assets of any Person, except for the acquisition of inventory and equipment (to the extent not prohibited hereunder) in the ordinary course of business; (d) sell, transfer, lease, or otherwise dispose of any of its assets, except for the sale of Inventory in the ordinary course of business and the voluntary termination of Hedge Agreements to which such Borrower or such Subsidiary is a party; (e) sell or dispose of any Equity Interests in any Subsidiary, whether in a single transaction or in a series of related transactions; (f) change its Federal Employer Identification Number; or (g) fail to remain in good standing and qualified to transact business as a foreign entity in any state or other jurisdiction in which it is required to be qualified to transact business as a foreign entity and in which the failure to do so could reasonably be expected to have a Material Adverse Effect.

7.14 Change of Fiscal Year or Accounting Methods. Shall not change its Fiscal Year or its accounting methods. Notwithstanding the foregoing but subject in all events to Section 8.3, in the event such Borrower elects, or is required, to convert to the accounting standards and principles set forth under IFRS, or components thereof, as the case may be, then such Borrower shall (i) keep adequate records and books of account, with complete entries made in accordance with GAAP and (ii) provide adequate transitional reporting concerning the conversion from GAAP to IFRS. Such Borrower shall provide Lender with both a financial statement and covenant calculation reconciliation, from GAAP (as constituted on July 23, 2010) to an alternate accounting standard or principle applied as a result of a conversion or partial conversion to IFRS. The above-mentioned reconciliation of changes from GAAP to IFRS shall be audited annually by an independent accounting firm. As of the Closing Date, each Borrower’s fiscal year ends on or about December 31st of each year.

7.15 Deposit Accounts; Exclusive Control. Shall not open or maintain any Deposit Accounts except for (a) Deposit Accounts with Lender; (b) Deposit Accounts listed in the Collateral Disclosure Certificate; (c) Deposit Accounts which are not with Lender but that are with an Acceptable Depository Institution and subject to Lender’s Control on terms satisfactory to Lender; and (d) such other Deposit Accounts as shall be necessary for payroll, petty cash, local trade payables, and other occasional needs of such Borrower; provided that the aggregate balance of any Deposit Accounts which are not subject to Lender’s Control on terms acceptable to Lender may not at any time exceed $100,000 without Lender’s prior written consent. Borrowers shall maintain their primary Deposit Account and cash management Deposit Accounts with Lender, provided that, on or before August 31, 2010, all of Borrowers’ Deposit Accounts shall be maintained with Lender or an Acceptable Depository Institution. All Deposit Accounts maintained with Lender shall be deemed to be under Lender’s Control.

7.16 Material Agreements. Shall not amend, restate, supplement, or otherwise modify any Material Agreement without Lender’s prior written consent; provided that, the Borrowers may make non-material amendments to and extensions of the Material Agreements set forth on Schedule 7.16 in the ordinary course of business.

8. OTHER COVENANTS OF BORROWERS.

8.1 Definitions. As used in this Agreement:

(a) “EBITDA” means, for any period of determination and without duplication, the sum of (i) consolidated net income of Borrowers and their Subsidiaries (excluding any Foreign Subsidiaries) for such period (computed without regard to any extraordinary items of gain or loss), plus (ii) to the extent included in the calculation of consolidated net income for such period, the sum of (A) interest expense, (B) income tax expense, (C) depreciation and amortization, minus (iii) non-cash gains;

(b) “EBITDAR” means, for any period of determination and without duplication, the sum of (i) consolidated net income of Borrowers and their Subsidiaries (excluding any Foreign Subsidiaries) for such period (computed without regard to any extraordinary items of gain or loss), plus (ii) to the extent included in the calculation of consolidated net income for such period, the sum of (A) interest expense, (B) income tax expense, (C) depreciation and amortization, (D) rent expense minus (iii) non-cash gains;

(c) “Fixed Charge Coverage Ratio” means, at any time of determination and for any period, (i) the sum of (A) EBITDAR for such period, minus (B) all unfinanced Capital Expenditures made in such period, minus (C) any Restricted Payments made in such period, minus (D) cash taxes paid in such period (without the benefit of any refunds), divided by (ii) the sum of (A) cash interest payments paid or due in such period, (B) rent expense paid or due in such period, and (C) the current portion of scheduled principal amortization on Funded Debt coming due in the next 12 months as of the end of the most recent Fiscal Month. For purposes of determining the Fixed Charge Coverage Ratio, scheduled Subordinated Debt principal payments (or payments which are subject to reserves under this Agreement with respect to the Johnson Debt Documents) will not be included in Funded Debt but shall be added to the denominator (clause (ii) above) as such payments are allowed and paid for a period covering the preceding 12 months (but not to include any payments prior to the Closing Date).

(d) “Funded Debt” means, at any time of determination and without duplication, (i) Debt for borrowed funds, (ii) Debt evidenced by notes, bonds, debentures, or other instruments (other than checks drawn in the ordinary course of business), (iii) the principal component of all capital leases; (iv) all Debt that is secured by a Lien, (v) Debt for the deferred payment by one year or more of any purchase money obligation, and (vi) any Debt which constitutes Subordinated Debt;

8.2 Financial Covenants. Each Borrower covenants and agrees that, from the date hereof and until the full and final payment and performance of all Obligations and the termination of this Agreement, Borrowers shall comply with each of the following covenants:

(a) Fixed Charge Coverage Ratio. As of the end of each time period set forth below, the Fixed Charge Coverage Ratio shall equal or exceed the ratio set forth below for the applicable time period:

Time Period	Ratio

For each of the twelve-month periods ending on: June 30, 2010 July 31, 2010 August 31, 2010	1.15 to 1.00

For each of the twelve-month periods ending on: September 30, 2010 October 31, 2010 November 30, 2010 December 31, 2010 January 31, 2011 February 28, 2011 March 31, 2011	1.20 to 1.00

For each of the twelve-month periods ending on: April 30, 2011 May 31, 2011 June 30, 2011 July 31, 2011 August 31, 2011	1.25 to 1.00

For each of the twelve-month periods ending on: September 30, 2011 October 31, 2011 November 30, 2011 December 31, 2011 January 31, 2012 February 28, 2012 March 31, 2012	1.20 to 1.00

For each of the twelve-month periods ending on: April 30, 2012 May 31, 2012 June 30, 2012 July 31, 2012 August 31, 2012	1.25 to 1.00

For each of the twelve-month periods ending on: September 30, 2012 October 31, 2012 November 30, 2012 December 31, 2012 and thereafter	1.20 to 1.00

(b) Funded Debt to EBITDA Ratio. As of the end of each time period set forth below, the ratio of Funded Debt to EBITDA shall not exceed the ratio set forth below for the applicable time period:

Time Period	Ratio

For each of the twelve-month periods ending on: June 30, 2010 July 31, 2010 August 31, 2010 September 30, 2010 October 31, 2010	5.25 to 1.00

For the twelve-month period ending on November 30, 2010	4.75 to 1.00

For the twelve-month period ending on December 31, 2010	2.50 to 1.00

For each of the twelve-month periods ending on: January 31, 2011 February 28, 2011 March 31, 2011	3.00 to 1.00

For each of the twelve-month periods ending on: April 30, 2011 May 31, 2011 June 30, 2011 July 31, 2011	3.50 to 1.00

For each of the twelve-month periods ending on: August 31, 2011 September 30, 2011 October 31, 2011 November 30, 2011	4.00 to 1.00

For each of the twelve-month periods ending on: December 31, 2011 January 31, 2012 February 28, 2012 March 31, 2012	2.50 to 1.00
For each of the twelve-month periods ending on: April 30, 2012 May 31, 2012 June 30, 2012 July 31, 2012	3.00 to 1.00

For each of the twelve-month periods ending on: August 31, 2012 September 30, 2012 October 31, 2012 November 30, 2012	3.50 to 1.00

For the twelve-month period ending on December 31, 2012 and thereafter	2.50 to 1.00

8.3 Financial Covenants Determined in Accordance with GAAP. All covenants set forth in Section 8.2 shall be determined in accordance with GAAP as constituted on July 23, 2010, and without regard to the actual Fiscal Quarters or Fiscal Year of any Borrower, notwithstanding any implementation by any Borrower of the IFRS or any provision thereof. If any Borrower implements the IFRS (in whole or part), all covenants shall continue to be determined in accordance with GAAP until Lender and Borrower otherwise expressly agree in writing.

9. DEFAULT.

9.1 Events of Default. Each of the following shall constitute an Event of Default:

(a) Borrowers shall fail to pay when due any principal of or interest on any Note, any fee or other amounts due to Lender hereunder or any other Loan Document, or (except as provided in (b) and (c) below) any other Obligations; or

(b) Any Borrower shall default on the performance of any agreement, covenant, or obligation contained in Section 6.1, 6.5, 6.6, 6.9, 6.12, 6.13, or Sections 7 or 8; or

(c) Any Borrower or any other party to any Loan Document (other than Lender) shall default on the performance of any other agreement, covenant, or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 9 and the breach of such agreement, covenant, or obligation shall not have been cured to Lender’s satisfaction within three (3) days in the case of Section 6.4, and fifteen (15) days in the case of any other Section not provided for elsewhere in this Section 9 after the sooner to occur of (i) any Senior Officer’s receipt of notice of such breach from Lender or (ii) the date on which such failure or neglect first became known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any default on an agreement, covenant, or obligation which is not capable of being cured at all or within such 3-day or 15-day period or which was a willful and knowing breach by such Borrower or such other party; or

(d) Any representation or warranty made by any Borrower or any other party to any Loan Document (other than Lender) in this Agreement or any other Loan Document, or in any certificate or report furnished in connection with this Agreement or any other Loan Document, shall prove to have been untrue or incorrect in any material respect when made; or

(e) Any Borrower, any Subsidiary, or any Guarantor shall default in any obligation which (i) is owed to Lender or any of Lender’s Affiliates and (ii) arose under any agreement other than a Loan Document, but only if such default was not cured within any applicable cure period provided for in such agreement; or

(f) Any Borrower, any Subsidiary, or any Guarantor shall fail to make any payment in respect of outstanding Debt (other than the Obligations) having an aggregate outstanding principal amount in excess of $100,000 or more when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Debt (including, without limitation, any required mandatory prepayment or “put” of such Debt to any such Person) or enables (or, with the giving of notice or passing of time or both, would enable) the holders of such Debt or a commitment related to such Debt (or any Person acting on such holders’ behalf) to accelerate the maturity thereof or terminate any such commitment before its normal expiration (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Person); or

(g) Any Borrower or any Subsidiary or any Guarantor shall (i) voluntarily dissolve, liquidate, or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (vii) take any company action for the purpose of effecting any of the foregoing; or

(h) An involuntary petition or complaint shall be filed against any Borrower or any Subsidiary or any Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor, or liquidator of any Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or Borrowers shall fail to diligently contest such proceeding; or an order, order for relief, judgment, or decree shall be entered by any competent Governmental Entity approving or ordering any of the foregoing actions; or

(i) A judgment of more than $100,000 in excess of insurance coverage therefor (as provided by an underwriter acceptable to Lender, where such underwriter has agreed in writing to pay such judgment, and for which the deductible does not exceed $100,000) shall be rendered against any Borrower or any Subsidiary or any Guarantor and shall remain undischarged, undismissed, and unstayed for more than ten (10) days or there shall occur any levy upon, or attachment, garnishment, or other seizure of, any portion of the Collateral or other assets of any Borrower, any Subsidiary, or any Guarantor in excess of $100,000 by reason of the issuance of any tax levy, judicial attachment, garnishment, or levy of execution; or

(j) Any material disruption in any Borrower’s or any Subsidiary’s business based upon a strike or a work stoppage; or

(k) Any Guarantor shall repudiate, revoke, or attempt to revoke any Guaranty, in whole or in part; or

(l) Loss, theft, damage, or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in Lender’s reasonable opinion, there is insufficient insurance coverage; or

(m) There shall occur any change in the condition (financial or otherwise) of any Borrower, any Subsidiary, or any Guarantor which, in Lender’s reasonable opinion, could have a Material Adverse Effect; or

(n) (i) Parent (on a fully diluted basis) shall cease to control, with sole power to vote, at least 100% of each class of Equity Interests of any of Dreams Franchise, Dreams Retail or Greene Organization, (ii) Dream Franchise (on a fully diluted basis) shall cease to control, with sole power to vote, at least 100% of each class of Equity Interests of Dreams Products, (iii) Dreams Retail (on a fully diluted basis) shall cease to control, with sole power to vote, at least 100% of each class of Equity Interests of any of Dreams Paramus, Pro Sports or FansEdge, or (iv) Parent (on a fully diluted basis) shall cease to control, with sole power to vote, at least 89% of each class of Equity Interests of RIOFOD, at least 86% of each class of Equity Interests of CAEFOD, at least 90% of each class of Equity Interests of SWFOD, at least 76% of each class of Equity Interests of 365 Las Vegas or at least 85% of each class of Equity Interests of StarsLive.

9.2 Remedies. During the existence of any Default, Lender may, without notice to any Borrower and at its option, refuse to make Loans, issue Letters of Credit, or make other extensions of credit to Borrowers. During the existence of any Event of Default, Lender may at its option take any or all of the following actions:

(a) Lender may declare any or all Obligations (other than Obligations under any Hedge Agreements between any Borrower and Lender or any Affiliate of Lender, all of which shall be due in accordance with and governed by the provisions of said Hedge Agreements) to be immediately due and payable (if not earlier demanded) (provided, that, upon the occurrence of any Event of Default described in Sections 9.1(g) or 9.1(h), all Obligations shall automatically become immediately due and payable), terminate its obligation to make Loans and other extensions of credit to any Borrower, bring suit against any Borrower to collect the Obligations, exercise any remedy available to Lender hereunder or at law, and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law.

(b) Without waiving any of its other rights hereunder or under any other Loan Document, Lender shall have all rights and remedies of a secured party under the UCC (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law, or pursuant to contract. If requested by Lender, Borrowers will promptly assemble the Collateral and make it available to Lender at a place designated by Lender. Each Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrowers if the notice is mailed to Borrower Agent by regular or certified mail, postage prepaid, at least 5 days before the action to be taken. The proceeds realized from the sale or other disposition of any Collateral shall be applied in accordance with Section 2.9. Each Credit Party shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

(c) Lender may demand, collect, and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments, or Documents or for proceeds of any Collateral (either in the applicable Borrower’s name or Lender’s name at Lender’s option), with the right to enforce, compromise, settle, or discharge any such amounts.

(d) Each Borrower hereby grants Lender a worldwide, non-exclusive, and royalty-free license to use solely during the existence of an Event of Default such Borrower’s trademarks, service marks, and trade names for purposes of invoicing and collecting Accounts and otherwise disposing of or liquidating Collateral.

9.3 Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, during the existence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of each Borrower.

9.4 Deposits; Insurance. Each Borrower (a) authorizes Lender to, during the existence of an Event of Default, collect and apply against the Obligations when due any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any Collateral and (b) irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

10. MISCELLANEOUS.

10.1 No Waiver, Remedies Cumulative. No failure or delay on the part of Lender to exercise any right under this Agreement, any other Loan Document, or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by applicable law, any Loan Document, or otherwise.

10.2 Survival of Representations. All representations and warranties made in this Agreement and the other Loan Documents shall survive the making of any extension of credit hereunder and the delivery of any Note and shall continue in full force and effect until the full and final payment and performance of the Obligations and the termination of this Agreement.

10.3 Indemnity By Borrowers; Expenses. In addition to all other Obligations, the obligations and liabilities described in this Section 10.3 shall constitute Obligations and shall be in addition to, and cumulative of, any other indemnification provisions set forth in any other Loan Document. Borrowers jointly and severally agree to defend, protect, indemnify, and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants, and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs, and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, whether before or from and after the Closing Date, as a result of or arising from or relating to (a) all legal, accounting, appraisal, consulting, and other fees, costs, and expenses incurred by Lender or any of its Affiliates in connection with their due diligence effort (including, without limitation, public records searches, recording fees, examinations, and investigations of the properties of the Credit Parties or any of their Subsidiaries and their respective operations), negotiation, preparation, execution, performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated hereby or thereby, perfection of Lender’s Liens in the Collateral, maintenance of the Loans by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents, or work-out or restructuring of the Obligations; (b) any suit, investigation, action, or proceeding by any Person (other than Borrowers), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation, or common law principle, arising from or in connection with Lender’s making extensions of credit or furnishing funds to Borrowers under this Agreement; (c) Lender’s preservation, administration, and enforcement of its rights under the Loan Documents and applicable law, including, without limitation, (i) all fees, costs of collection, attorneys’ fees and expenses of, or advances by, Lender which Lender pays or incurs (A) in discharge of obligations of any Credit Party, (B) to inspect, repossess, remove, transport, deliver, protect, store, preserve, complete, collect, store, sell or otherwise dispose of any Collateral, or (C) in connection with the appointment and administration of any receiver; (ii) the administration of and actions relating to any Collateral, this Loan Agreement or the other Loan Documents and the transactions contemplated hereby and thereby, including, without limitation, any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) subject to Section 6.5, each inspection, audit, field examination, or appraisal with respect to any Borrower, any Guarantor, or any of their Subsidiaries, whether prepared by Lender’s personnel or a third party; (d) the reasonable fees and disbursements of counsel for Lender in connection therewith, whether any suit is brought or not and whether incurred at trial or on appeal; (e) any civil penalty or fine assessed by OFAC against Lender or any Affiliate of Lender and all reasonable costs and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with defense thereof by Lender or such Affiliate, as a result of Lender’s making extensions of credit hereunder, the acceptance of payments due under the Loan Documents or any Hedge Agreement between any Borrower and Lender or any of its Affiliates, acceptance of Collateral, or providing of any Bank Product; (f) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct; (g) any liability for payment of any state documentary stamp taxes, intangible taxes, or similar taxes (including, without limitation, interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery, or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender (or its counsel) or any Borrower, any Guarantor, or any of their Subsidiaries with respect to the applicability of such tax; and (h) any payment made by Lender or any of its Affiliates with respect to any taxes or other amount payable by any Borrower, any Guarantor, or any of their Subsidiaries required to be paid by the terms of this Agreement or any other Loan Agreement and which may be reasonably necessary to protect or preserve any Collateral or the applicable Credit Party’s or Lender’s interests therein. Borrowers’ obligation for indemnification and reimbursement for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs, and expenses of Lender or any of its Affiliates shall be joint and several and shall constitute part of the Obligations, shall be secured by the Collateral, shall be due and payable by Borrowers ON DEMAND, and shall be chargeable against Borrowers’ loan account in the manner provided in Section 2.4(a) or Section 2.8(b) (provided, however, that Lender shall have no obligation to charge such amounts in such manner), and shall survive termination of this Agreement.

10.4 Notices. Any notice or other communication hereunder or under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, facsimile with receipt confirmed, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, faxed or, if sent via United States mail, when receipt therefor is signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender:	Regions Bank
191 Peachtree St. NE
Suite 3800
Atlanta, Georgia 30303
Attn: Dreams Loan Administration
Fax: 404-221-4361

Borrower:	Dreams, Inc.
Two South University Drive
Suite 325
Plantation, Florida 33324
Attn: Mr. David Greene
Fax: 954-475-8785

10.5 Governing Law. This Agreement and the other Loan Documents shall be deemed contracts made under the laws of the Jurisdiction and shall be governed by and construed in accordance with the laws of the Jurisdiction (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as (a) the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority, or enforcement of security interests in the Collateral or (b) the terms of such Loan Document expressly state that the law of a different jurisdiction shall govern.

10.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Lender and each Borrower and their respective successors and assigns; provided, that no Borrower may assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void in all respects.

10.7 Counterparts; Telecopied Signatures. This Agreement and any amendments, waivers, or consents relating hereto may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party hereto or to any amendment, waiver, or consent relating hereto by facsimile transmission or by electronic email in Adobe Corporation’s Portable Document Format (or PDF) shall be deemed to be an original signature hereto.

10.8 No Usury. Regardless of any other provision of this Agreement, any Note, or in any other Loan Document, if for any reason the effective rate of interest payable hereunder or thereunder should exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to, and shall be, such maximum lawful rate of interest. Any amount paid or collected by Lender as interest which would be in excess of the amount permitted by applicable law shall be deemed applied to the reduction of the principal balance of the Obligations and not to the payment of interest, but if such Obligations have been or are thereby paid in full, the excess shall be returned to the Person paying same, such application to the principal balance of the Obligations or the refunding of excess to be a complete settlement and acquittance thereof.

10.9 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

10.10 Approvals; Amendments. If this Agreement calls for Lender’s approval or consent, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein. This Agreement and the other Loan Documents may not be modified, altered, or amended, except by an agreement in writing signed by Borrowers and Lender and may not be modified in any manner adverse to a counterparty to any secured or guarantied Hedge Agreement between any Borrower and Lender or any of its Affiliates without that provider’s prior written consent.

10.11 Participations and Assignments. Lender shall have the right to enter into one or more participations with other banks or financial institutions with respect to the Obligations and to assign to one or more assignees all or a portion of its interest, rights, and obligations under the Loan Documents. Upon prior notice to Borrower Agent of any such participation or assignment, Borrowers shall thereafter furnish such participant or assignee with any information furnished by Borrowers to Lender pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Agreement and Lender’s rights under any of the other Loan Documents, including, without limitation, Collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

10.12 Dealings with Multiple Borrowers. All Obligations, representations, warranties, covenants, and indemnities set forth in the Loan Documents to which each Borrower is a party shall be joint and several. Lender shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members, or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers. Each Borrower hereby appoints Parent as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents (in such capacity, “Borrower Agent”). The provisions of this Section 10.12 and Lender’s reliance thereon are material inducements to the agreement of Lender to enter into this Agreement and to consummate the transactions contemplated hereby.

10.13 Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, no Borrower nor anyone claiming by or under any Borrower will claim or seek to take advantage of any law requiring Lender to attempt to realize upon any Collateral or collateral of any Guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption, or exemption laws now or hereafter in force to prevent or hinder the enforcement of this Agreement. Each Borrower, for itself and all who may at any time claim through or under any Borrower, hereby expressly waives to the fullest extent permitted by applicable law the benefit of all such laws. All rights of Lender and all obligations of Borrowers hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner, or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (b) any exchange, release, or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any third party, other than payment and performance in full of the Obligations.

10.14 Additional Provisions. Time is of the essence of this Agreement and the other Loan Documents. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Entity by reason of such party having or being deemed to have structured, drafted or dictated such provision.

10.15 Integration; Final Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. There are no unwritten oral agreements among the parties.

10.16 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT, IN ANY JUDICIAL, MEDIATION, OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (EACH, A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (a) INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR (b) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, REGARDLESS OF WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY, OR OTHERWISE.

10.17 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO AND ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES AMONG THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

10.18 Submission to Jurisdiction; Venue.

(a) Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of Georgia in Cobb County or the State of Alabama in Jefferson County or of the United States for the Northern District of Georgia or the Northern District of Alabama, and, by execution and delivery of this Agreement, each Borrower irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts, and agrees to be bound by the other provisions set forth in this Section 10.18. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.4, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower or any other Credit Party in any other jurisdiction.

(b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

10.19 Credit Inquiries. Each Borrower hereby authorizes and permits Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

10.20 Information. Nothing in this Agreement shall prevent Lender from disclosing confidential information provided by any Credit Party from time to time (a) to any of Lender’s Affiliates, or any of Lender’s or any of its Affiliates’ officers, directors, employees, agents, or advisors, (b) to any other Person if reasonably incidental to the administration of the agreements made herein, (c) as required by any law, rule, or regulation, (d) upon the order, request or demand of any Governmental Entity; provided, however, that, to the extent permitted by law, Lender shall provide prior written notice to the affected Credit Party of any such request or demand, (e) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (f) in connection with any litigation to which Lender or any of its Affiliates may be a party, whether to defend itself, reduce its liability, protect or exercise any of its claims, rights, remedies or interests under or in connection with the Loan Documents or any Hedge Agreements, or otherwise, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) to any actual or proposed participant or assignee; such information to consist of deal terms and other information customarily found in such publications. Each Credit Party and each Guarantor hereby authorizes Lender to use the name, logos and other insignia and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertising, on its website or in other of Lender’s marketing materials.

10.21 No Tax Advice. Each Credit Party hereby acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the other Loan Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by Lender or Lender’s representatives, agents, or employees, and, instead, each Borrower has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters.

[Remainder of page intentionally left blank; Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

BORROWERS:

DREAMS, INC.

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[CORPORATE SEAL]

DREAMS FRANCHISE CORPORATION

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

DREAMS PRODUCTS, INC.

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

DREAMS RETAIL CORPORATION

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

DREAMS PARAMUS, LLC

		By:	Dreams Retail Corporation, its Managing Member

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[SEAL]

DREAMS / PRO SPORTS, INC.

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

FANSEDGE INCORPORATED

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

RIOFOD, L.P.

		By:	Dreams, Inc., its General Partner

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[SEAL]

[Signatures continue on following page.]

Loan and Security Agreement - Dreams

CAEFOD, L.P.

		By:	Dreams, Inc., its General Partner

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[SEAL]

SWFOD, L.P.

		By:	Dreams, Inc., its General Partner

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[SEAL]

STARSLIVE365, LLC

		By:	Dreams, Inc., its Manager

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[SEAL]

365 LAS VEGAS, L.P.

		By:	Dreams, Inc., its General Partner

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Chief Financial Officer

[SEAL]

THE GREENE ORGANIZATION, INC.

By:	/s/ David Greene	By:	/s/ Dorothy Sillano
	David Greene, Secretary		Dorothy Sillano, Vice President

[CORPORATE SEAL]

[Signatures continue on following page.]

Loan and Security Agreement - Dreams

Accepted in Atlanta, Georgia:

LENDER:

REGIONS BANK

By:	/s/ James Barwis
James Barwis, Senior Vice President

Loan and Security Agreement - Dreams